DEFINED CONTRIBUTION PLAN

                                       OF

                FORTUNE BRANDS, INC. AND PARTICIPATING OPERATING
                                    COMPANIES



                        (Effective as of January 1, 1996)








                                                     Incorporating All
                                                     Amendments Adopted
                                                     Through April 20, 1998

                                TABLE OF CONTENTS




                                                                       Page
                                                                       ----

INTRODUCTION  ........................................................   1

ARTICLE I.    DEFINITIONS.............................................   2

ARTICLE II.   ELIGIBILITY AND PARTICIPATION...........................  17

    2.01.     Eligibility.............................................  17
    2.02.     Transfers From Non-Participating
                Employers.............................................  18
    2.03.     Reemployment............................................  18
    2.04.     Transitional Provision for Employees
                of Acushnet Participating Employers...................  18
    2.05.     Transitional Provision for Employees
              of Advanced Gravis Technology Ltd.......................  19
    2.06.     Transitional Provision for Employees
              of May Tag & Label Corp.................................  19

ARTICLE III.  PROFIT-SHARING CONTRIBUTIONS............................  20

    3.01.     Profit-Sharing Contributions of
                Fortune...............................................  20
    3.02.     Profit-Sharing Contributions of ACCO
                Participating Employers...............................  23
    3.03.     Profit-Sharing Contributions of Beam
                Participating Employers...............................  25
    3.04.     Reduction of Profit-Sharing
                Contributions.........................................  30
    3.05.     Cash or Property........................................  31
    3.06.     Source..................................................  31
    3.07.     Irrevocability..........................................  31

ARTICLE IV.   401(k) SAVINGS CONTRIBUTIONS............................  32

    4.01.     Tax Deferred Contributions and
                Supplemental Contributions............................  32
    4.02.     Company Matching Contributions..........................  35
    4.03.     Rollover Contributions..................................  37
    4.04.     Limitation on Annual Amount of Tax
                Deferred Contributions................................  38
    4.05.     Actual Deferral Percentage Tests........................  39
    4.06.     Actual Contribution Percentage Tests....................  43
    4.07.     Alternate Percentage Test...............................  45


                                      (i)

    4.08.     Special Company Contributions...........................  47
    4.09.     MasterBrand Cash Advance................................  47

ARTICLE V.    INVESTMENT PROVISIONS...................................  49

    5.01.     Investment Funds........................................  49
    5.02.     Investment Fund Elections...............................  50
    5.03.     Administration of Fortune Stock Fund....................  52
    5.04.     Investment of Value Equity Fund.........................  53
    5.05.     Investment of Large-Cap Growth Equity
                Fund..................................................  53
    5.06.     Investment of Small-Cap Growth Equity
                Fund..................................................  54
    5.07.     Investment of International Equity
                Fund..................................................  54
    5.08.     Investment of S&P 500 Index Fund........................  54
    5.09.     Investment of Growth-Oriented
                Diversified Fund......................................  55
    5.10.     Investment of Value-Oriented
                Diversified Fund......................................  55
    5.11.     Investment of Corporate/Government
                Bond Fund.............................................  55
    5.12.     Investment of Government Securities
                Fund..................................................  56
    5.13.     Investment of Short-Term Investment
                Fund..................................................  56
    5.14.     Investment of Frozen Fixed Fund.........................  56
    5.15.     Voting of Shares in Fortune Stock
                Fund..................................................  57
    5.16.     Tendering of Shares in Fortune Stock
                Fund..................................................  60
    5.17.     Exercise of Certain Rights Held in
                Fortune Stock Fund....................................  65
    5.18.     Valuation of Investment Funds...........................  69
    5.19.     Investment in Life Insurance Policies...................  70
    5.20.     Administration of the Gallaher Fund.....................  70
    5.21.     Voting of Shares in Gallaher Fund.......................  71
    5.22.     Tendering of Gallaher ADRs..............................  73

ARTICLE VI.   ACCOUNTS................................................  79

    6.01.     Participants' Accounts..................................  79
    6.02.     Allocation of Earnings and Losses to
                Accounts..............................................  81
    6.03.     Allocation of Contributions
                to Accounts...........................................  82
    6.04.     Annual Additions Limitation.............................  82
    6.05.     Combined Maximum Limitations............................  84


                                      (ii)

    6.06.     Definition of Compensation for
                Purposes of Sections 6.04 and 6.05....................  86
    6.07.     Limitation of Annual Unadjusted
                Earnings or Compensation..............................  86

ARTICLE VII.  VESTING AND FORFEITURES.................................  87

    7.01.     Participant Contributions...............................  87
    7.02.     Employer Contributions..................................  87
    7.03.     Vesting in Prior Plan...................................  90
    7.04.     Amendments to Vesting Schedule..........................  90
    7.05.     Forfeitures.............................................  90
    7.06.     Reinstatement of Account Balances.......................  90

ARTICLE VIII. DISTRIBUTIONS...........................................  92

    8.01.     Form of Payment.........................................  92
    8.02.     Time of Payment.........................................  94
    8.03.     Payment of Kensington Money Purchase
                Account Balances......................................  98
    8.04.     Certain Retroactive Payments............................ 103
    8.05.     Designation of Beneficiary.............................. 103
    8.06.     Payment in Event of Legal Disability.................... 105
    8.07.     Missing Distributees.................................... 105
    8.08.     Information Required of Distributees.................... 106
    8.09.     Direct Rollover Provision............................... 106

ARTICLE IX.   IN-SERVICE WITHDRAWALS.................................. 108

    9.01.     Hardship Withdrawals.................................... 108
    9.02.     Withdrawals Upon Attainment of Age
                59-1/2................................................ 110
    9.03.     Withdrawals From Grandfathered
                Withdrawal Accounts and
                Grandfathered After-Tax Accounts...................... 111
    9.04.     Limitation on Withdrawals............................... 112

ARTICLE X.    LOANS................................................... 113

    10.01.    Availability............................................ 113
    10.02.    Effect on Account Balances and
                Investment Funds...................................... 113
    10.03.    Amount.................................................. 114
    10.04.    Term of Loan............................................ 114
    10.05.    Promissory Note......................................... 114
    10.06.    Repayment............................................... 114
    10.07.    Reduction of Account Balance............................ 115


                                     (iii)

ARTICLE XI.   ADMINISTRATION OF PLAN.................................. 116

    11.01.    Fiduciaries............................................. 116
    11.02.    Corporate Employee Benefits Committee................... 117
    11.03.    Organization of Committee............................... 117
    11.04.    Action by Committee..................................... 117
    11.05.    Disqualification of Committee Members................... 118
    11.06.    Committee Rules; Conclusiveness of
                Determinations........................................ 118
    11.07.    Committee Powers and Duties............................. 118
    11.08.    Reports................................................. 119
    11.09.    Claims Procedure........................................ 120
    11.10.    Data Concerning Participants............................ 120
    11.11.    Certification of Data................................... 120
    11.12.    Indemnity of Board of Directors and
                Committee Members..................................... 121
    11.13.    Indemnity for Acts of Investment
                Managers.............................................. 121
    11.14.    Non-Discriminatory Action............................... 122
    11.15.    Plan Expenses........................................... 122

 ARTICLE XII. MANAGEMENT OF TRUSTS.................................... 123

    12.01.    Funds in Trusts......................................... 123
    12.02.    Trustee and Trust Agreement............................. 123
    12.03.    Special Trustee and Special Trust
                Agreement............................................. 124
    12.04.    Investment Managers..................................... 124
    12.05.    Conclusiveness of Reports............................... 124

 ARTICLE XIII. AMENDMENT AND TERMINATION.............................. 125

    13.01.    Reserved Powers......................................... 125
    13.02.    Plan Termination........................................ 125
    13.03.    Plan Merger............................................. 126
    13.04.    Successor Employer...................................... 126

ARTICLE XIV.  MISCELLANEOUS........................................... 127

    14.01.    Non-Alienation of Benefits.............................. 127
    14.02.    Action by Participating Employers....................... 127
    14.03.    Exclusive Benefit....................................... 127
    14.04.    Gender and Number....................................... 128
    14.05.    Right to Discharge...................................... 128
    14.06.    Absence of Guaranty..................................... 129
    14.07.    Headings................................................ 129
    14.08.    Governing Law........................................... 129


                                      (iv)

ARTICLE XV.   TOP-HEAVY RULES......................................... 130

    15.01.    Top-Heavy Determination................................. 130
    15.02.    Minimum Vesting......................................... 133
    15.03.    Minimum Contributions................................... 133
    15.04.    Special Annual Additions Limitation..................... 134
    15.05.    Provisions Applicable if Plan Ceases
                To Be Top-Heavy....................................... 135




                                      (v)

                          DEFINED CONTRIBUTION PLAN OF

                FORTUNE BRANDS, INC. AND PARTICIPATING OPERATING
                                    COMPANIES


                  The Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies (the "Plan") is hereby established effective as of January 1, 1996 (the "Effective Date"). This Plan reflects the merger and restatement of the Profit-Sharing Plan of Fortune Brands, Inc., the ACCO World Corporation Profit-Sharing Plan, the Acushnet Company Employee Savings Plan, the Day-Timers, Inc. Profit-Sharing and Employee Savings Plan, the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan and the MasterBrand Industries, Inc. Employee Savings Plan and constitutes a continuation of each such plan (each hereinafter referred to as a "Prior Plan").

                                    ARTICLE I

                                   DEFINITIONS


                  1.01. The following words and phrases shall have the respective meanings stated below unless a different meaning is plainly required by the context:

                  (a) "ACCO" means ACCO World Corporation, a Delaware corporation, its successors and assigns.

                  (b) "ACCO Participating Employer" means ACCO, ACCO USA, Inc., Day-Timers, Inc., Fortune Brands Home & Office, Inc. and May Tag & Label Corp. and any other Related Employer that is a direct or indirect subsidiary of ACCO and which, with the approval of the board of directors of ACCO, shall adopt this Plan for the benefit of its employees, according to a resolution of the board of directors or equivalent authority of such Related Employer, considered severally.

                  (c) "Account(s)" means the Profit-Sharing Account, Cash Option Account, Tax Deferred Account, Company Matching Account, Rollover Account, Supplemental Account, Grandfathered Withdrawal Account, Grandfathered After-Tax Account and Kensington Money Purchase Account so designated and provided for in
Section 6.01.

                  (d) "Account Balance(s)" means, for each Participant, former Participant or Beneficiary, the total balance standing to his Account or Accounts on the date of reference determined in accordance with valuation procedures described in Article VI.

                  (e) "Acushnet" means Acushnet Company, a Delaware corporation, its successors and assigns.

                  (f) "Acushnet Participating Employer" means Acushnet, and any other Related Employer that is a direct or indirect subsidiary of Acushnet and which, with the approval of the board of directors of Acushnet, shall adopt this Plan for the benefit of its employees, according to a resolution of the board of directors or equivalent authority of such Related Employer, considered severally.

                  (g)  "ADRs" means American Depositary Receipts.

                  (h) "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of a Participant's benefits payable under the Plan.

                  (i) "Annual Valuation Date" means the close of business on the last business day of December in each Plan Year.

                  (j) "Approved Leave of Absence" means an absence from work approved by the Participating Employer under uniform rules and conditions for all Employees of such Participating Employer. In all events an Approved Leave of Absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant's reemployment rights as a member of the armed forces cease to be protected by law.

                  (k) "Beam" means JBB Worldwide, Inc., a Delaware corporation, its successors and assigns.

                  (l) "Beam Participating Employer" means Beam and Jim Beam Brands Co. and any other Related Employer that is a direct or indirect subsidiary of Beam and which, with the approval of the board of directors of Beam, shall adopt this Plan for the benefit of its employees, according to a resolution of the board of directors or equivalent authority of such Related Employer, considered severally.

                  (m) "Beneficiary" means the person or persons designated by a Participant, former Participant or Beneficiary to receive any benefits under the Plan which may be due upon the Participant's, former Participant's or Beneficiary's death.

                  (n) "Board of Directors" means the Board of Directors of Fortune.

                  (o) "Cash Option Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (p) "Cash Option Contributions" means the portion of the Profit-Sharing Contributions made by an ACCO Participating Employer otherwise allocable to a Participant's Cash Option Account for a Plan Year that a Participant can elect to receive in cash pursuant to

Section 3.02(e), but which the Participant does not elect to receive in cash.

                  (q) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (r) "Committee" means the Corporate Employee Benefits Committee provided for in Article XI.

                  (s) "Company Matching Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (t) "Company Matching Contributions" means any contributions made to the Company Matching Account of a Participant by a Participating Employer as provided for in Section 4.02.

                  (u) "Corporate/Government Bond Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

                  (v) "Date of Employment" means the first day an Employee performs an Hour of Service.

                  (w) "Disability" means a physical or mental condition of a Participant which renders him permanently incapable of continuing any employment for wage or profit and for which such Participant receives Social Security disability benefits. Proof of receipt by the Participating Employer of Social Security disability benefits shall be required.

                  (x) "Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) that relates to the provision of child support, alimony payments or marital property rights to an Alternate Payee and is made pursuant to a state domestic relations law, including a community property law.

                  (y)  "Effective Date" means January 1, 1996.

                  (z) "Employee" means any person employed by a Participating Employer on a salaried, hourly paid or commission basis, excluding any independent contractor; provided that with respect to persons employed by a MasterBrand Participating Employer, employee means any person employed in (1) an executive or managerial position, (2) an office in a technical, professional, administrative or clerical position or (3) a sales position and who is receiving remuneration for personal services rendered to a MasterBrand Participating Employer.

                  (aa)  "Entry Date" means the first day of any calendar month.

                  (bb) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (cc) "Fair Market Value" on any date means the value reported by the Trustee as being the fair market value at such date as determined by it according to its usual methods and procedures.

                  (dd) "Fiduciaries" means Fortune, each other Participating Employer, the Board of Directors and the board of directors of each other Participating Employer, the Executive Committee of the Board of Directors, the Committee, the Trusts Investment Committee, the Trustee and the Special Trustee, but only with respect to the specific responsibilities of each as described in Articles XI and XII. The term "Fiduciaries" also includes any Participant, former Participant or Beneficiary, but only to the extent such Participant, former Participant or Beneficiary is acting as a named fiduciary (within the meaning of Section 403(a)(1) of ERISA) with respect to the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund or Gallaher ADRs held in the Gallaher Fund or the tender, deposit, sale, exchange or transfer of such shares or ADRs (and any rights within the meaning of Section 5.17(a)) as provided in Section 5.15 or 5.16 or with respect to the sale, exercise or retention of any such rights held in the Fortune Stock Fund or the Gallaher Fund as provided in Section 5.17.

                  (ee) "Forfeiture" means the portion of a Participant's Account Balances to which he is not entitled at the termination of his employment as determined in Section 7.05.

                  (ff) "Fortune" means Fortune Brands, Inc., a Delaware corporation, its successors and assigns.

                  (gg) "Fortune Common Stock" means the common stock of Fortune as now constituted and any other common stock into which it may be reclassified.

                  (hh) "Fortune Stock Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (ii) "Frozen Fixed Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (jj) "Gallaher" means Gallaher Group Plc, a public limited company incorporated under the laws of England and Wales.

                  (kk) "Gallaher Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (ll) "Gallaher Spin-Off" means the distribution of Gallaher ADRs by Fortune to its stockholders.

                  (mm) "Government Securities Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (nn) "Grandfathered After-Tax Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (oo) "Grandfathered Withdrawal Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (pp) "Growth-Oriented Diversified Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (qq) "Highly Compensated Employee" means for a Plan Year any employee who, during such Plan Year or the immediately preceding Plan Year:

                  (1) Was at any time a five percent (5%) owner of any Related Employer (within the meaning of Section 416(i)(1) of the Code);

                  (2) Received compensation from any Related Employer in excess of seventy-five thousand dollars ($75,000) (or such other amount as determined under Section 415(d) of the Code);

                  (3) Received compensation from any Related Employer in excess of fifty thousand dollars ($50,000) (or such other amount as determined under Section 415(d) of the Code) and was in the top twenty percent (20%) of the group of employees determined under Section 414(q)(8) of the Code when ranked on the basis of compensation in such Plan Year; or

                  (4) Was at any time an officer of any Related Employer and received compensation from any Related Employer in excess of fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year.

In the event that no officer of the Related Employer received compensation from the Related Employer in excess of fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year, the highest paid officer shall be treated as a Highly Compensated Employee. Further, no more than fifty (50) Employees or ten percent (10%) of the employees shall be treated as officers for purposes of determining a Highly Compensated Employee.

In the case of the Plan Year for which the determination is made, an employee not described in (2), (3) or (4) above for the preceding year (without regard to this sentence) shall not be treated as described in (2), (3) or (4) above unless such employee is a member of the group consisting of the one hundred (100) employees paid the greatest compensation during the Plan Year for which the determination is being made.

For purposes of Article IV, if any individual is the spouse, lineal ascendant, lineal descendant or spouse of a lineal ascendant or descendant of a five percent (5%) owner or a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest compensation during the year, then such individual shall not be treated as a separate employee, and any compensation paid to such individual (and any Tax Deferred Contributions, Supplemental Contributions and

Cash Option Contributions on behalf of such individual) shall be treated as if paid to (or on behalf of) the five percent (5%) owner or Highly Compensated Employee.

A former employee who had a separation year prior to the Plan Year for which the determination is made who was a Highly Compensated Employee for either such former Employee's final year of employment or any determination year ending on or after the employee's fifty-fifth (55th) birthday shall be included as a Highly Compensated Employee.

                  (rr)  "Hour of Service" means:

                  (1) Each hour for which an Employee is paid or entitled to payment for the performance of duties for a Participating Employer or Non-Participating Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

                  (2) Each hour for which an Employee is paid or entitled to payment by a Participating Employer or Non-Participating Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference; and

                  (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer or Non-Participating Employer. The same Hours of Service shall not be credited under both paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours shall be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                  (ss) "International Equity Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (tt) "Investment Fund(s)" means the Fortune Stock Fund, Gallaher Fund, Value Equity Fund, Large-Cap Growth Equity Fund, Small-Cap Growth Equity Fund, International Equity Fund, S&P 500 Index Fund, Growth-Oriented Diversified Fund, Value-Oriented Diversified Fund, Corporate/ Government Bond Fund, Government Securities Fund, Short-Term Investment Fund, Frozen Fixed Fund and Loan Fund held under the Trust Fund as designated pursuant to Section 5.01.

                  (uu) "Investment Manager" means one or more investment counsel appointed as provided in Section 12.04.

                  (vv) "Kensington Money Purchase Account" means any of the accounts so designated and provided for in Section 6.01.

                  (ww) "Large-Cap Growth Equity Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (xx) "Loan Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (yy) "MasterBrand" means MasterBrand Industries, Inc., a Delaware corporation, its successors and assigns.

                  (zz) "MasterBrand Participating Employer" means MasterBrand, Aristokraft, Inc., Master Lock Company, Moen Incorporated and Waterloo Industries, Inc. and any other Related Employer that is a direct or indirect subsidiary of MasterBrand and which, with the approval of the board of directors of MasterBrand, shall adopt this Plan for the benefit of its employees, according to a resolution of the board of directors or equivalent authority of such Related Employer, considered severally.

                  (aaa) "Non-Participating Employer" means any Related Employer which is not a Participating Employer.

                  (bbb)  "Normal Retirement Age" means age sixty-five (65).

                  (ccc) "Participant" means an Employee who meets the requirements of participation in the Plan as provided in Article II and who continues to qualify for participation.

                  (ddd) "Participating Employer" means Fortune and each ACCO Participating Employer, Acushnet Participating Employer, Beam Participating Employer and MasterBrand Participating Employer and each other Related Employer designated to participate in the Plan as herein provided, considered severally.

                  (eee) "Plan" means the Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies.

                  (fff)  "Plan Administrator" means Fortune.

                  (ggg)  "Plan Year" means the calendar year.

                  (hhh) "Prior Plan" means, where applicable, the (a) Profit-Sharing Plan of Fortune Brands, Inc., (b) ACCO World Corporation Profit-Sharing Plan, (c) Acushnet Company Employee Savings Plan, (d) Day-Timers, Inc. Profit-Sharing and Employee Savings Plan, (e) Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan and (f) MasterBrand Industries, Inc. Employee Savings Plan, as in existence on December 31, 1995 prior to this amendment and restatement and any of their respective predecessor plans. The term "Prior Plan" shall also include the May Tag & Label Corp. 401(k) Savings Plan.

                  (iii) "Profit-Sharing Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (jjj) "Profit-Sharing Contributions" means the contributions made by a Participating Employer as provided in Article III.

                  (kkk) "Qualified Domestic Relations Order" means any Domestic Relations Order that creates, recognizes or assigns to an Alternate Payee the right to receive all or a portion of a Participant's benefits payable hereunder and that meets the requirements of Section 414(p) of the Code, as determined by the Committee.

                  (lll) "Related Employer" means any corporation or other business entity which is included in a controlled group of corporations within which Fortune is also included, as provided in Section 414(b) of the Code (as modified for purposes of Sections 6.04 and 6.05 of this Plan by Section 415(h) of the Code), or which is a trade or business under common control with Fortune, as provided in Section 414(c) of the Code (as modified, for purposes of Sections
6.04 and 6.05, by Section 415(h) of the Code), or which constitutes a member of an affiliated service group within which Fortune is also included, as provided in Section 414(m) of the Code, or which is required to be aggregated with Fortune pursuant to regulations issued under Section 414(o) of the Code.

                  (mmm) "Restatement Date" means January 1, 1996, the effective date of the amendment and restatement of the Plan.

                  (nnn) "Retirement" means retirement under a retirement plan of a Participating Employer or Non-Participating Employer.

                  (ooo) "Rollover Account" means any of the accounts so designated and provided for in Section 6.01(e).

                  (ppp) "Rollover Contributions" means amounts attributable to part or all of an "eligible rollover distribution" (within the meaning of Section 402(c)(4) of the Code and the Treasury Regulations thereunder) transferred to this Plan pursuant to Section 4.03 as the result of the distribution of a Participant's account under another qualified trust, individual retirement account or individual retirement annuity as defined in
Section 4.03.

                  (qqq) "Severance From Service" means the earlier of the following dates:

                  (1) The date on which a Participant terminates employment with all Related Employers, is discharged, retires or dies; or

                  (2) The first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with all Related Employers for any reason other than one listed in paragraph (1). If such Employee is on an Approved Leave of Absence on such first anniversary, he shall be deemed to have incurred a Severance From Service on the expiration of such Approved Leave of Absence, unless he returns to active employment with a Related Employer on or before that date. Notwithstanding anything herein to the contrary, an Employee shall not incur a Severance From Service due to an absence for maternity or paternity reasons until the second anniversary of the first date of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

                      (A) by reason of the pregnancy of the individual;

                      (B) by reason of a birth of a child of the individual;

                      (C) by reason of the placement of a child with the
                  individual in connection with the adoption of such child by such individual; or

                      (D) for purposes of caring for such child for a period
                  beginning immediately following such birth or placement.

         The Employee shall be required to furnish the Committee with such timely information as the Committee may reasonably require to establish both that the absence from work is for maternity or paternity reasons and the number of days for which there was such an absence.

         A transfer from employment with one Related Employer to another Related Employer shall not be considered a Severance From Service.

                  (rrr) "Short-Term Investment Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (sss) "Small-Cap Growth Equity Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (ttt) "S&P 500 Index Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (uuu) "Special Trust Agreement" and "Special Trust" mean, respectively, the trust agreement between ACCO and the Special Trustee, as it may be amended from time to time, and the trust established thereunder.

                  (vvv) "Special Trustee" means the trustee from time to time acting under the Special Trust Agreement, including any successor trustee.

                  (www) "Special Trust Fund" means all money, securities and other property held under the Special Trust for purposes of the Plan, including without limitation any life insurance policies pursuant to Section 5.19, and any other assets as the Committee shall direct, together with income therefrom.

                  (xxx) "Supplemental Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (yyy) "Supplemental Contributions" means any contributions made by a MasterBrand Participating Employer that are attributable to the reduction in compensation on an after-tax basis that a Participant agrees to accept from such MasterBrand Participating Employer each Plan Year as described in Section 4.01.

                  (zzz) "Tax Deferred Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (aaaa) "Tax Deferred Contributions" means any contributions made by a Participating Employer that are attributable to the reduction in compensation on a pre-tax basis a Participant agrees to accept from such

Participating Employer each Plan Year as described in Section 4.01.

                  (bbbb) "Termination of Employment Without Fault" means any involuntary separation of a Participant by a Participating Employer or Non-Participating Employer otherwise than by reason of Retirement, Disability, failure to maintain work standards, dishonesty or other misconduct prejudicial to the Participating Employer or Non-Participating Employer by which the Participant is employed, absence without prescribed notice, or refusal to return from layoff or Approved Leave of Absence within the prescribed period; provided, however, that no temporary or seasonal employee who first becomes a Participant on or after August 1, 1996 shall be immediately fully vested in his Account Balances solely as a result of Termination of Employment Without Fault.

                  (cccc) "Trust Agreement" and "Trust" mean, respectively, the Fortune Brands, Inc. Defined Contribution Plan Master Trust Agreement, as it may be amended from time to time, and the trust established thereunder.

                  (dddd) "Trustee" means the trustee from time to time acting under the Trust Agreement, including any successor trustee.

                  (eeee) "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan, together with the income therefrom.

                  (ffff) "Trusts Investment Committee" means the Trusts Investment Committee of Fortune.

                  (gggg) "Valuation Date" means the Annual Valuation Date and each other date, as determined from time to time by the Committee, as of which funds and accounts are valued or adjusted as provided in Article VI.

                  (hhhh) "Value Equity Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (iiii) "Value-Oriented Diversified Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (jjjj) "Vesting Service" means a Participant's credit for purposes of determining his right to a nonforfeitable benefit under the Plan, as determined in accordance with Article VII. Such Vesting Service shall mean service as an Employee with a Participating Employer or any Related Employer, as follows:

                  (1) Vesting Service shall be determined from the Participant's Date of Employment or reemployment in completed full years and fractions of years in excess of completed full years, each twelve (12) months of employment constituting a full year of Vesting Service, and each thirty (30) days of employment completed in excess of full years of Vesting Service counted as one-twelfth (1/12) of a year of Vesting Service.

                  (2) Subject to paragraph (3) below, each Employee shall be credited with Vesting Service during any period of employment with a Participating Employer or any Related Employer, extending to the date he incurs a Severance From Service.

                  (3) Notwithstanding any other provision herein to the contrary, if a Participant shall have incurred a Severance From Service and is subsequently reemployed by a Participating Employer or a Related Employer, his Vesting Service shall be reinstated, as follows:

                           (A) If the Employee is reemployed within twelve (12)
                  months after the date he is first absent from active employment, the Vesting Service he had at the date he is first absent from active employment shall be reinstated upon his reemployment, and he shall receive credit for Vesting Service for the period between the date he is first absent from active employment and the date of his reemployment; or

                           (B) If the Employee is reemployed after twelve (12)
                  months have elapsed from the date he is first absent from active employment, the Vesting Service he had at the date he is first absent from active employment shall be reinstated upon his reemployment, but he shall not receive credit for Vesting Service for the period between the date he is first absent from active employment and the date of his reemployment.

Notwithstanding the foregoing, the Vesting Service of each Participant for the period prior to January 1, 1996 shall not be less than as determined under the provisions of the applicable Prior Plan.

                  (kkkk) "Year of Eligibility Service" means any consecutive twelve (12) month period of employment, as herein set forth, during which an Employee completes one thousand (1,000) or more Hours of Service. The first consecutive twelve (12) month period to be taken into account for this purpose shall be the consecutive twelve (12) month period commencing with the Employee's Date of Employment or the Employee's date of reemployment. The second consecutive twelve (12) month period to be taken into account for this purpose shall be the Plan Year which includes the first anniversary of the Employee's Date of Employment or the Employee's date of reemployment. All subsequent twelve
(12) month periods to be taken into account for this purpose shall correspond with Plan Years.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION


                  2.01.  Eligibility.

                  (a) Participants in Prior Plan. Each Employee who was a Participant in the Prior Plan on the day prior to the Restatement Date shall continue to be a Participant in the Plan on the Restatement Date, provided he remains an Employee.

                  (b)      Participation in Profit-Sharing.

                  (1) Each Employee of Fortune or a Beam Participating Employer who was not a Participant in the Prior Plan on the day prior to the Restatement Date shall become a Participant for purposes of Article III upon completion of one (1) Year of Eligibility Service, provided he is an Employee on that date.

                  (2) Each Employee of an ACCO Participating Employer who was not a Participant in the Prior Plan on the day prior to the Restatement Date shall become a Participant for purposes of Article III on the first Entry Date on or after the Restatement Date which is coincident with or next succeeding the date on which he has completed one (1) Year of Eligibility Service, provided he is an Employee on that date.

                  (c) Participation in 401(k) Savings. Each Employee who was not a Participant in the Prior Plan on the day prior to the Restatement Date shall be eligible to have Tax Deferred Contributions made on his behalf in accordance with Article IV on the first Entry Date on or after the Restatement Date which is coincident with or next succeeding the date on which he has completed at least one (1) Year of Eligibility Service, provided he is an Employee on that date.

                  (d) Collective Bargaining Employees. An Employee covered under a collective bargaining agreement shall not become a Participant unless the collective bargaining agreement provides for coverage under the Plan. Each person who ceases to be covered under a collective bargaining agreement but continues as an Employee shall become a Participant on the later of (1) the first Entry Date which is coincident with or next succeeding the date on which he has completed one (1) Year of Eligibility Service, provided he is an Employee on that date and (2) the date he ceases to be covered by a collective bargaining agreement.

                  2.02. Transfers From Non-Participating Employers. Each person becoming an Employee of Fortune or a Beam Participating Employer upon transfer from a Non-Participating Employer shall become a Participant for purposes of
Article III on the later of the (1) date he has completed one (1) Year of Eligibility Service, provided he is an Employee on that date and (2) date of his transfer to such Participating Employer. Each person becoming an Employee of an ACCO Participating Employer upon transfer from a Non-Participating Employer shall become a Participant for purposes of Article III on the later of the (1) first Entry Date which is coincident with or next succeeding the date on which he has completed one (1) Year of Eligibility Service, provided he is an Employee on that date and (2) date of his transfer to such Participating Employer. Each person becoming an Employee of any Participating Employer upon transfer from a Non-Participating Employer shall be eligible to have Tax Deferred Contributions made on his behalf in accordance with Article IV on the later of the (1) first Entry Date which is coincident with or next succeeding the date on which he has completed one (1) Year of Eligibility Service, provided he is an Employee on that date and (2) date of his transfer to such Participating Employer.

                  2.03. Reemployment. Any Participant who terminates employment and is subsequently reemployed as an Employee shall become a Participant upon his reemployment.

                  2.04. Transitional Provision for Employees of Acushnet Participating Employers. Notwithstanding any other provision of this Plan to the contrary, for purposes of crediting service for eligibility to participate in this Plan for the Plan Year ending December 31, 1996, each Employee of an Acushnet Participating Employer shall receive credit for eligibility service based upon the provisions of this Plan in effect on January 1, 1996 or the provisions of the Acushnet Company Employee Savings Plan in effect on December 31, 1995, whichever provides the greatest service credit for eligibility purposes. Under the Acushnet Company Employee Savings Plan in effect on December 31, 1995, each Employee of an Acushnet Participating Employer was eligible to participate in such plan on the first day of the month on or after he completed his employment anniversary.

                  2.05. Transitional Provision for Employees of Advanced Gravis Technology Ltd. Notwithstanding any other provision of this Plan to the contrary, an employee of Advanced Gravis Computer Technology Ltd. who transfers to an ACCO Participating Employer shall be credited with Hours of Service and periods of employment with Advanced Gravis Computer Technology Ltd. prior to the date that it became a Related Employer in determining a Year of Eligibility Service and Vesting Service.

                  2.06 Transitional Provision for Employees of May Tag & Label Corp. Notwithstanding any other provision of this Plan to the contrary, an Employee of May Tag & Label Corp. who participated in the May Tag & Label Corp. 40l(k) Savings Plan shall participate in this Plan on January 1, 1998 and Employees of May Tag & Label Corp. shall be credited with Hours of Service and periods of employment with May Tag & Label Corp. prior to the date that it became a Related Employer in determining a Year of Eligibility Service and Vesting Service. To the extent that this Plan accepts a transfer of assets and liabilities from the May Tag & Label Corp. 40l(k) Savings Plan, amounts held as tax deferred elective contributions thereunder shall be held in the Tax Deferred Contribution Account under this Plan and amounts held as employer matching contributions thereunder shall be held in the Company Matching Account under this Plan.

                                   ARTICLE III

                          PROFIT-SHARING CONTRIBUTIONS


                  3.01.  Profit-Sharing Contributions of Fortune.

                  (a) Amount. Subject to the provisions of Sections 3.01(c) and
3.04 and to the provisions of Article XIV, Fortune shall for each Plan Year contribute under the Plan an amount equal to one-sixth (1/6) of one percent (1%) of Adjusted Income From Continuing Operations for such Plan Year. Notwithstanding the foregoing, no Profit-Sharing Contribution shall be made pursuant to this Section 3.01(a) for any Plan Year in which a cash dividend shall not have been paid on Fortune Common Stock and the amount of any Profit-Sharing Contribution and Company Matching Contributions by Fortune shall be limited for each Plan Year so that the sum thereof does not exceed three-eighths (3/8) of one percent (1%) of Adjusted Income From Continuing Operations for such Plan Year.

                  (b) Certification of Amounts. The amount of any Profit-Sharing Contribution under Section 3.01(a) to be paid for any Plan Year shall be certified by the independent public accountants who have audited the books of Fortune for such year and shall be conclusive on Fortune, the Committee, the Trustee, all Participants and former Participants and all persons claiming through a Participant or former Participant.

                  (c) Time for Making Profit-Sharing Contributions. Payment of the Profit-Sharing Contribution under Section 3.01(a) for any Plan Year may be made at any time and from time to time (whether before or after the certification referred to in Section 3.01(b)) prior to the time prescribed by law, or such time as extended, for filing Fortune's Federal income tax return for such Plan Year and such Profit-Sharing Contribution shall accrue as of the date of such contribution.

                  (d) Allocation to Accounts. Any Profit-Sharing Contribution made by Fortune pursuant to this Section 3.01 shall be allocated to the Profit-Sharing Accounts of its eligible Participants in the same proportion as the Adjusted Earnings for each such

Participant bears to the total Adjusted Earnings of all such eligible Participants for that Plan Year.

                  (e) Eligibility for Allocation. For purposes of this Section 3.01, each Participant who is an Employee of Fortune shall be entitled to an allocation of any Profit-Sharing Contribution of Fortune for a Plan Year if he is an active Employee of Fortune on any day during the Plan Year for which such Profit-Sharing Contribution is made. Each Participant who is an Employee of Fortune shall be entitled to an allocation of any Profit-Sharing Contribution of Fortune for the Plan Year in which he initially becomes a Participant based upon his Adjusted Earnings for the entire Plan Year.

                  (f) Excess Contribution Percentage Limitation. The Excess Contribution Percentage for any Plan Year otherwise apportionable under this
Section 3.01 and Section 6.04 to a Participant who is an Employee of Fortune shall not exceed the lesser of:

                  (1)  the Base Contribution Percentage multiplied by two
         (2.0); or

                  (2) the Base Contribution Percentage plus the greater of five and seven-tenths percent (5.7%) or such higher percentage equal to the portion of the rate of tax under Section 3111(a) of the Code attributable to old-age insurance.

For purposes of this Section 3.01(f), the "Base Contribution Percentage" shall mean the percentage of the Participant's compensation which is allocated under the Plan with respect to that portion of the Participant's compensation not in excess of the Social Security taxable wage base for such Plan Year, and the "Excess Contribution Percentage" shall mean the percentage of the Participant's compensation which is allocated under the Plan with respect to that portion of the Participant's compensation in excess of the Social Security taxable wage base for such Plan Year. The amount of any reduction of the contribution of Fortune effected solely by reason of the application of this Section 3.01(f) shall be reapportioned to each Participant in the ratio that his Unadjusted Earnings for such Plan Year bear to the aggregate Unadjusted Earnings of all Participants employed by Fortune for that year. The reapportionment of the reduction provided by this Section 3.01(f) shall be applicable only with respect to Participants employed by Fortune.

                  (g) Definitions. For purposes of this Section 3.01 and, where applicable, Section 3.04, the following terms shall have the following meaning:

                  (1) "Adjusted Earnings" means with respect to any Participant who is an Employee of Fortune the sum of (A) the Unadjusted Earnings of the Participant in any Plan Year not in excess of the Social Security taxable wage base in effect for such Plan Year and (B) an amount equal to one and one-half (1-1/2) times such Unadjusted Earnings in excess of the Social Security taxable wage base in effect for such Plan Year.

                  (2) "Adjusted Income From Continuing Operations" for any Plan Year means income from continuing operations, before income taxes, as reflected in the consolidated financial statements set forth in the annual report for such year of Fortune to its stockholders, but adjusted by the independent accountants who have audited Fortune's consolidated financial statements to (A) exclude the provision for the contributions under the Plan, (B) exclude unrealized gains and losses on securities, and adjust realized gains and losses on trading securities to reflect cost, (C) exclude restructuring charges or credits, and charges for impaired assets other than those sold in the ordinary course of business, (D) include the results of operations for such year from businesses classified as "discontinued operations" prior to the disposition dates, and (E) to the extent not adjusted pursuant to items (B), (C) or (D) above, exclude gains or losses included in continuing operations resulting from the sale or writedown of intangible assets, land or buildings, investments in business units and securities resulting from the sale of business units.

                  (3) "Unadjusted Earnings" means with respect to any Participant who is an Employee of Fortune all earnings of the Participant in any Plan Year for service with Fortune, but limited to one hundred fifty thousand dollars ($150,000) (adjusted for increases in the cost of living pursuant to rulings of the Secretary of the Treasury), including overtime and extra shift pay, holiday and vacation pay, amounts paid for periods of approved absences, back pay which has been either awarded or agreed to by Fortune, plus amounts elected to be deferred by the Participant as Tax Deferred Contributions under this Plan or as contributions under a plan established pursuant to Section 125 of the Code, or Section 119 of the Code, and all compensation under the Management Incentive Plan and the Fortune Brands, Inc. Annual Executive Incentive Compensation Plan paid during such Plan Year, but excluding (A) contributions (other than Tax Deferred Contributions) or benefits under this Plan, (B) Worker's Compensation payments, (C) amounts paid by Fortune for insurance, retirement or other benefits and bonuses, and (D) compensation under said Management Incentive Plan and the Fortune Brands, Inc. Annual Executive Compensation Plan paid after the end of the Plan Year in which the Participant incurs a Severance From Service.

                  3.02. Profit-Sharing Contributions of ACCO Participating Employers.

                  (a) Amount. The amount of Profit-Sharing Contribution, if any, for a Plan Year shall be determined by the board of directors of each ACCO Participating Employer, in its sole discretion, on or before the date (including extensions) for filing the Federal income tax return of the ACCO Participating Employer for the taxable year for which the Profit-Sharing Contribution is to be made. An ACCO Participating Employer may determine that no Profit-Sharing Contribution will be made for a particular year.

                  (b) Allocation to Accounts. Any Profit-Sharing Contribution made by an ACCO Participating Employer shall be allocated, as follows, among the Profit-Sharing Accounts and Cash Option Accounts of its eligible Participants based upon the percentage of Compensation earned by each such Participant, as determined by such ACCO Participating Employer. The Profit-Sharing Account of each such Participant shall be credited with two-thirds (2/3) of the Profit-Sharing Contribution so allocable. The remainder of the Profit-Sharing Contribution so allocable shall be distributed to the Participant in cash or credited to his Cash Option Account, as provided in Section 3.02(e).

                  (c) Eligibility for Allocation. A Participant whose ACCO Participating Employer makes a Profit-Sharing Contribution for a Plan Year shall be entitled to an allocation of such Profit-Sharing Contribution only if he is an active Employee of an ACCO Participating Employer on the last day of the Plan Year. Notwithstanding the foregoing, a Participant shall be entitled to an allocation of a Profit-Sharing Contribution for the Plan Year in which (1) his employment terminates due to death, Disability or his retirement on or after his Normal Retirement Age and for any Plan Year in which he is transferred to a Related Employer which is not an ACCO Participating Employer, even if he is not employed on the last day of the Plan Year or (2) he incurs a Termination of Employment Without Fault as a result of the closing of the ACCO USA, Inc. facilities in Long Island City, New York, even if he is not employed on the last day of the Plan Year. An Employee of Day-Timers, Inc. who first performs an Hour of Service on or after December 1, 1996 but prior to December 1, 1997 and becomes a Participant shall receive an allocation of the Profit-Sharing Contribution for Plan Year 1998 based on the Employee's Compensation for all of Plan Year 1998 rather than merely for the period during which he was a Participant provided that he is otherwise entitled to an allocation of such Profit-Sharing Contribution for Plan Year 1998 hereunder.

                  (d) Definitions. For purposes of this Section 3.02 and, where applicable, Section 3.04, the following term shall have the following meaning:

                  (1) "Compensation" of a Participant who is an Employee of an ACCO Participating Employer means (A) in the case of a Participant paid on the basis solely of a salary, the total salary excluding bonuses and overtime paid for such Participant by an ACCO Participating Employer for Vesting Service as a Participant during the Plan Year, (B) in the case of a Participant paid on an hourly basis, the straight time rate paid for such Participant by an ACCO Participating Employer to a maximum of two thousand eighty (2,080) hours for Vesting Service as a Participant during the Plan Year, and (C) in the case of a Participant employed as a sales representative, the total base salary and commissions paid for such Participant by an ACCO Participating Employer for Vesting Service as a Participant during the Plan Year, in each case including amounts, if any, deferred under Section 4.01 of the Plan or under Section 125 of the Code, and excluding the one-third (1/3) of the Profit-Sharing Contribution allocable to a Participant pursuant to this
         Section 3.02. The Compensation taken into account under the Plan for any Plan Year shall be limited to one hundred fifty thousand dollars ($150,000), adjusted for increases in the cost of living pursuant to rulings of the Secretary of the Treasury.

                  (e) Cash Option Contributions for Participants Employed by ACCO Participating Employers. Each Participant who is an Employee of an ACCO Participating Employer may elect to have a part, not in excess of one-third (1/3) of the Profit-Sharing Contribution for a Plan Year allocable to him pursuant to this Section 3.02, distributed to him in cash at the time such Profit-Sharing Contribution is made; provided, however, that such election (which shall have continuing effect) is in writing, signed by such Participant, on a form approved by the Committee and irrevocable not later than December 31 of such Plan Year. Any such amount which the Participant does not elect to have distributed to him shall be allocated to his Cash Option Account. Notwithstanding the foregoing, a Cash Option Contribution shall be distributed in cash if necessary to satisfy the requirements of Section 4.05.

                  3.03. Profit-Sharing Contributions of Beam Participating Employers.

                  (a) Amount. Subject to the provisions of Sections 3.03(c) and
3.04 and the provisions of Article XIV, the Beam Participating Employers shall for each Plan Year contribute under the Plan an amount equal to the sum of:

                  (1) one percent (1%) of Net Income Before Taxes for such Plan Year to the extent that such Net Income shall not be in excess of twenty million dollars ($20,000,000); and

                  (2) three percent (3%) of any part of such Net Income Before Taxes that shall be in excess of twenty million dollars ($20,000,000).

Notwithstanding the foregoing, no Profit-Sharing Contribution shall be made pursuant to this Section 3.03(a) for any Plan Year for which Net Income Before Taxes shall not have equaled or exceeded twelve percent (12%) of Net Worth for such Plan Year.

                  (b) Determination of Amounts. The amount of the Profit-Sharing Contribution of the Beam Participating Employers under Section 3.03(a) to be paid for any Plan Year and the amounts of the Beam Participating Employers' shares thereof under Section 3.03(c) shall be determined by the Controller of Beam or such other financial officer of Beam as may from time to time be designated by the board of directors of Beam. The Beam Participating Employers shall obtain a letter from the independent certified public accountants who have examined the consolidated financial statements of Fortune and subsidiaries for such year to the effect that in connection with such examination they have reviewed the determination of such amounts and that in their opinion such determination has been made in accordance with the provisions of Sections 3.03(a) and (c) and Section 3.04. The review made by such accountants shall include comparison of the elements entering into the computation of Net Income Before Taxes and Net Worth with the books and records of the Beam Participating Employers, and with the consolidating adjustments made by Fortune in preparing the consolidated financial statements included in its report to stockholders. The contents of each such letter shall be conclusive on the Beam Participating Employers, the Committee, the Trustee, all Participants and former Participants and all persons claiming through a Participant or former Participant.

                  (c) Shares of Beam Participating Employers. Each Beam Participating Employer's share of the Profit-Sharing Contribution of the Beam Participating Employers for any Plan Year shall be determined as follows:

                  (1) Such share shall be such amount as will bear the same ratio to such Profit-Sharing Contribution as the total of the Adjusted Earnings for such year of Participants employed by such Beam Participating Employer bears to the aggregate

         Adjusted Earnings for that year of all Participants employed by the Beam Participating Employers. If the share, computed severally, of a Beam Participating Employer for any Plan Year exceeds its current and accumulated earnings or profits, that Beam Participating Employer shall not pay the amount of such share in excess of such current and accumulated earnings or profits, but such amount shall be paid by the other Beam Participating Employers in accordance with, and to the extent deductible by them under, Section 404(a)(3)(B) of the Code (or such other Federal income tax statutory provisions as shall at the time be applicable). The Beam Participating Employers that pay any part of any such excess shall receive appropriate reimbursement therefor from the Beam Participating Employer for which it is paid.

                  (2) Payment of such share may be made at any time and from time to time (whether before or after the determination referred to in Section 3.03(b)) prior to the time prescribed by law, or such time as extended, for filing such Beam Participating Employer's Federal income tax return for such Plan Year and such share shall accrue as of the date of such contribution. Any overpayment by a Beam Participating Employer shall not be refunded to it but the Beam Participating Employer shall deduct such overpayment from its share of contributions otherwise payable for the succeeding Plan Year or Plan Years.

                  (d) Allocation to Accounts. Any Profit-Sharing Contribution made by a Beam Participating Employer pursuant to this Section 3.03 shall be allocated to the Profit-Sharing Accounts of its eligible Participants in the same proportion as the Adjusted Earnings for each such Participant bears to the total Adjusted Earnings of all such eligible Participants for that Plan Year.

                  (e) Eligibility for Allocation. For purposes of this Section 3.03, each Participant who is an Employee of a Beam Participating Employer shall be entitled to an allocation of any Profit-Sharing Contribution of the Beam Participating Employers for a Plan Year only if he completed at least one thousand (1,000) Hours of Service in such Plan Year. Notwithstanding the foregoing, a

Participant shall be entitled to an allocation of any Profit-Sharing Contribution for the Plan Year in which his employment terminates due to Retirement, Disability, Termination of Employment Without Fault or death. Each Participant who is an Employee of a Beam Participating Employer shall be entitled to an allocation of any Profit-Sharing Contribution of a Beam Participating Employer for the Plan Year in which he initially becomes a Participant based upon his Adjusted Earnings for the entire Plan Year; provided he is otherwise entitled to an allocation of such Profit-Sharing Contribution for such Plan Year in accordance with this Section 3.03(e).

                  (f) Excess Contribution Percentage Limitation. The Excess Contribution Percentage for any Plan Year otherwise apportionable under this
Section 3.03 and Section 6.04 to a Participant who is an Employee of a Beam Participating Employer shall not exceed the lesser of:

                  (1)  the Base Contribution Percentage multiplied by two
         (2.0); or

                  (2) the Base Contribution Percentage plus the greater of five and seven-tenths percent (5.7%) or such higher percentage equal to the portion of the rate of tax under Section 3111(a) of the Code attributable to old-age insurance.

For purposes of this Section 3.03(f), the "Base Contribution Percentage" shall mean the percentage of the Participant's compensation which is allocated under the Plan with respect to that portion of the Participant's compensation not in excess of the Social Security taxable wage base for such Plan Year, and the "Excess Contribution Percentage" shall mean the percentage of the Participant's compensation which is allocated under the Plan with respect to that portion of the Participant's compensation in excess of the Social Security taxable wage base for such Plan Year. The amount of any reduction of the contribution of a Beam Participating Employer effected solely by reason of the application of this
Section 3.03(f) shall be reapportioned to each Participant in the ratio that his Unadjusted Earnings for such Plan Year bear to the aggregate Unadjusted Earnings of all Participants employed by such Beam Participating Employer for that year. The reapportionment of the reduction provided by this Section 3.03(f) shall be applicable only with respect to Participants employed by the same Beam Participating Employer as the Participant that suffered the reduction.

                  (g) Definitions. For purposes of this Section 3.03 and, where applicable, Section 3.04, the following terms shall have the following meaning:

                  (1) "Adjusted Earnings" means, with respect to any Participant who is an Employee of a Beam Participating Employer, the sum of (A) the Unadjusted Earnings of the Participant in any Plan Year not in excess of the Social Security taxable wage base in effect for such Plan Year and (B) an amount equal to one and one-half times such Unadjusted Earnings in excess of the Social Security taxable wage base in effect for such Plan Year.

                  (2) "Net Income Before Taxes" for any Plan Year means the income, before taxes on income and before the Profit-Sharing Contribution under the Plan, reflecting the consolidated results of the operations for that year of Beam and its subsidiaries as used in consolidating such results with the operating results of Fortune and its other consolidated subsidiaries, but adjusted to (A) exclude all gain in excess of loss resulting from sales or other dispositions of land, buildings, goodwill, brands, trademarks and investments in subsidiaries or other companies and (B) reflect certain consolidating adjustments made by Fortune, including elimination of interest expense on long-term notes given to Fortune in connection with the reorganization of the Fortune group of companies.

                  (3) "Net Worth" for any Plan Year means the amount reflected in the consolidated financial statements of Beam representing the stockholders' equity at the end of the calendar year immediately preceding such Plan Year, after reflecting the cumulative consolidating adjustments referred to in this Section.

                  (4) "Unadjusted Earnings" means, with respect to any Participant who is an Employee of a Beam Participating Employer, all earnings of the Participant in any Plan Year as an Employee of the Beam Participating Employers, but limited to one hundred fifty thousand dollars ($150,000) (adjusted for increases in the cost of living pursuant to rulings of the Secretary of the Treasury), including overtime, holiday and vacation pay, amounts paid for periods of approved absences and incentive pay, back pay which has been either awarded or agreed to by the Beam Participating Employers, plus amounts elected to be contributed by the Participant under a plan established pursuant to Section 125 of the Code and compensation under the JBB Worldwide, Inc. Senior Executive and Key Manager Incentive Plan and Salesmen's Achievement Incentive Bonus Plan, but excluding (A) all other bonuses and contributions or benefits under this Plan and taste testing payments, (B) Worker's Compensation payments, (C) amounts paid by the Beam Participating Employers for insurance, retirement or other benefits and (D) all payments under the JBB Worldwide, Inc. Senior Executive and Key Manager Incentive Plan and compensation under the Salesmen's Achievement Incentive Bonus Plan paid after the end of the Plan Year in which the Participant incurs a Severance From Service.

                  3.04. Reduction of Profit-Sharing Contributions. Profit-Sharing Contributions payable pursuant to this Article III and the shares thereof of each Participating Employer otherwise payable pursuant thereto shall be subject to the following reductions:

                  (a) Reduction for Forfeitures. Profit-Sharing Contributions otherwise payable pursuant to this Article III shall be reduced by the total amounts forfeited by Plan Participants during such Plan Year in accordance with applicable provisions of Section 7.05 minus the amounts required to be reinstated in accordance with applicable provisions of Section 7.06.

                  (b) Reduction for Excess Annual Additions. Profit-Sharing Contributions otherwise payable pursuant to this Article III shall be further reduced by the amount, if any, by which the amount of the portion of the contribution of a Participating Employer otherwise apportionable to a Participant is reduced pursuant to Sections 6.04 and 6.05.

                  (c) Reduction for Annual Limitation on Compensation. Profit-Sharing Contributions otherwise payable pursuant to this Article III shall be further reduced by the amount, if any, by which the amount of the portion of such contribution otherwise apportionable to a Participant is reduced because the Participant's Unadjusted Earnings or Compensation, whichever is applicable, is limited to one hundred fifty thousand dollars ($150,000) (adjusted for increases in the cost of living pursuant to rulings of the Secretary of the Treasury).

                  (d) Reduction for Maximum Deductible Limitation. The Participating Employers' Profit-Sharing Contribution for any Plan Year and the aggregate of such share and its contributions under its retirement plan for such year shall in no event exceed the maximum amounts deductible from the Participating Employers' income for such year under Sections 404(a)(3) and (7) of the Code (or such other Federal income tax statutory provisions as shall at the time be applicable). If such share or such aggregate for any Participating Employer would otherwise exceed either of such maximum deductible amounts, the contributions under this Plan for such year shall be reduced pro rata by the amount necessary to reduce such share or such aggregate to the amount so deductible.

                  3.05. Cash or Property. Any Profit-Sharing Contribution made pursuant to this Article III may be made in whole or in part in cash or in property acceptable to the Trustee at the Fair Market Value thereof on the date of the receipt thereof by the Trustee.

                  3.06. Source. Participants shall not make any contributions under the Plan except as provided in Article IV.

                  3.07. Irrevocability. All Profit-Sharing Contributions made under the Plan pursuant to this Article III shall be irrevocable and shall be transferred by the respective Participating Employer to the Trustee (except any amounts distributed in cash pursuant to Section 3.02) to be used only in accordance with the provisions of the Plan.

                                   ARTICLE IV

                          401(k) SAVINGS CONTRIBUTIONS


                  4.01. Tax Deferred Contributions and Supplemental
Contributions.

                  (a) Rate of Tax Deferred Contributions and Supplemental Contributions. Each Participant shall have the option to enter into a salary reduction agreement with his Participating Employer which shall be applicable to all compensation received thereafter. The salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the Participating Employer on a pre-tax basis by an amount equal to an integral percentage of up to seventeen percent (17%) of his Compensation (as defined in Section 4.01(e)), subject to the limitations of this Article IV. Each Participant who is an Employee of a MasterBrand Participating Employer may also enter into a salary reduction agreement to accept a reduction in salary from the MasterBrand Participating Employer on an after-tax basis by an amount equal to an integral percentage of up to seventeen percent (17%) of his Compensation (as defined in Section 4.01(e)), minus the percentage he elected to contribute on a pre-tax basis, subject to the limitations of this Article IV. Notwithstanding any other provision of this Plan to the contrary, no Supplemental Contributions shall be made on behalf of any Participant who is an Employee of a Participating Employer other than a MasterBrand Participating Employer. The Participating Employer may limit the maximum salary reduction percentage to a lesser percentage of Compensation, provided such policy does not impermissibly discriminate against Employees who are not Highly Compensated Employees. Tax Deferred Contributions and Supplemental Contributions shall be paid at least monthly to the Trustee by the Participating Employers.

                  (b) Change in Rate of Tax Deferred Contributions and Supplemental Contributions. Each Participant may elect to change the rate of his Tax Deferred Contributions or Supplemental Contributions effective as of the first day of any month.

                  (c) Discontinuance and Resumption of Tax Deferred Contributions and Supplemental Contributions. Each Participant may elect to discontinue his Tax Deferred Contributions or Supplemental Contributions at any time. Each Participant may elect to resume his Tax Deferred Contributions or Supplemental Contributions as of the first day of any month after the date as of which such contributions were discontinued.

                  (d) Notice Requirement. Any election to change the rate of Tax Deferred Contributions or Supplemental Contributions pursuant to Section 5.02(b) and any election to discontinue or resume Tax Deferred Contributions or Supplemental Contributions pursuant to Section 5.02(c) must be made within the time period prior to the effective date of such change, discontinuance or resumption as may be designated by the Committee. Such election shall be made in accordance with the voice response system implemented by the Participant's Participating Employer, or, if required by such Participating Employer, by means of a written notice to such Participating Employer, on a form approved by the Committee. The Committee may establish additional rules regarding the timing and frequency of a change in the amount of Tax Deferred Contributions or Supplemental Contributions, provided such policy is applied uniformly to all Participants of the Participating Employer.

                  (e) Definitions of Compensation. For purposes of Sections 4.01 and 4.02, the term "Compensation" shall mean:

                  (1) For each Participant who is an Employee of Fortune, his "Unadjusted Earnings" as defined in Section 3.01(g).

                  (2) For each Participant who is an Employee of an ACCO Participating Employer, the total cash remuneration paid by such ACCO Participating Employer to the Participant in a Plan Year for services, including base pay, bonuses, overtime pay, commissions and amounts, if any, deferred under this Section 4.01 of the Plan or under Section 125 of the Code, but excluding the one-third (1/3) of the Profit-Sharing Contributions allocable to a Participant pursuant to Section 3.02.

                  (3) For each Participant who is an Employee of an Acushnet Participating Employer, all salaries and bonuses paid and commissions earned by an Employee for the services rendered by such Employee to the Acushnet Participating Employers, but excluding any special payments such as prizes, awards, moving expenses, tuition reimbursement, executive life insurance premium bonuses, etc. Such Compensation shall be determined as if the Participant had not entered into a salary reduction agreement pursuant to this Section 4.01 of the Plan or
         Section 125 of the Code.

                  (4) For each Participant who is an Employee of a Beam Participating Employer, his base pay plus overtime for the pay period.

                  (5) For each Participant who is an Employee of a MasterBrand Participating Employer, his basic salary or wages, overtime, shift premiums, commissions and bonuses paid by such Participating Employer for personal services, and other amounts includible in his gross income on account of such services, including Tax Deferred Contributions under this Section 4.01 of the Plan or amounts elected to be contributed under a program established pursuant to Section 125 of the Code and excluding any (A) severance pay whether paid before or after termination of employment, (B) amounts deferred under a plan of a Related Employer until such amounts are paid, (C) amounts paid under any long-term incentive plan, (D) tax protection payments or foreign service overbase allowances or premiums, (E) reimbursement for expenses incurred or to be incurred, (F) non-cash remuneration such as taxable amounts for life insurance coverage or use of an automobile or stock options or awards, or (G) remuneration paid in currency other than U.S. dollars.

Notwithstanding the foregoing, in each case the Compensation of a Participant shall be limited to one hundred fifty thousand dollars ($150,000) in each Plan Year (adjusted for increases in the cost of living pursuant to rulings of the Secretary of the Treasury).

                  (f) Notwithstanding any other provision of this Plan to the contrary, a Participating Employer may refuse to give effect to any salary reduction agreement or cash option election entered into by a Participant at any time if the Participating Employer determines that such refusal is necessary to ensure that the additions to a Participant's Accounts for any Plan Year shall not exceed the limitations set forth in Sections 4.04, 4.05, 4.06, 4.07 and Sections 6.04, 6.05 and 6.07 of the Plan.

                  4.02.  Company Matching Contributions.

                  (a) Rate of Company Matching Contributions. Subject to the conditions and limitations of this Article IV and Article XIV, Fortune and each ACCO Participating Employer, Acushnet Participating Employer and MasterBrand Participating Employer shall contribute under the Plan each year for each Participant in its employ during such year an amount based on any Tax Deferred Contributions and, if applicable, Supplemental Contributions made on his behalf during such year by such Participating Employer. The Company Matching Contribution for each Participant employed by Fortune shall be equal to fifty percent (50%) of the Participant's Tax Deferred Contributions to the extent the rate of such Tax Deferred Contributions in effect from time to time does not exceed six percent (6%) of his Compensation. The Company Matching Contribution for each Participant employed by a MasterBrand Participating Employer shall be equal to fifty percent (50%) of the Participant's aggregate Tax Deferred Contributions and Supplemental Contributions to the extent the rate of such aggregate Tax Deferred Contributions and Supplemental Contributions in effect from time to time does not exceed six percent (6%) of his Compensation. Except as provided in Section 4.02(b), the Company Matching Contribution for each Participant employed by an ACCO Participating Employer shall be equal to thirty percent (30%) of the Participant's Tax Deferred Contributions to the extent the rate of such Tax Deferred Contributions in effect from time to time does not exceed six percent (6%) of his Compensation. The Company Matching Contribution for each Participant employed by an Acushnet Participating Employer shall be equal to fifty percent (50%) of the Participant's Tax Deferred Contributions to the extent the rate of such Tax Deferred Contributions in effect from time to time does not exceed five percent (5%) of his Compensation and an additional fifty percent (50%) of the Participant's Tax Deferred Contributions to the extent the rate of such Tax Deferred Contributions in effect from time to time does not exceed two percent (2%) of his Compensation. Notwithstanding any other provision of this Plan to the contrary, no Company Matching Contributions shall be made with respect to Tax Deferred Contributions of any Participant employed by any Beam Participating Employer. Company Matching Contributions shall be paid monthly to the Trustee by the Participating Employers. For purposes of this Section 4.02, the term "Compensation" shall have the respective meanings set forth in Section 4.01(f).

                  (b) Rate of Company Matching Contributions for Participants Who Are Former Employees of Wilson Jones Company. The thirty percent (30%) referred to in Section 4.02(a) above for Participants employed by an ACCO Participating Employer shall be equal to eighty percent (80%) for all persons who had been employees of Wilson Jones Company who:

                  (1) had attained age fifty (50), but not age fifty-five (55), on January 1, 1985, and whose Compensation (plus any elective salary reduction amounts under Sections 401(k) or 125 of the Code) was less than twenty-five thousand dollars ($25,000) on that date; and

                  (2) have not incurred a Severance From Service from Wilson Jones Company or its successor since August 1, 1985.

                  (c) Eligibility for Allocation. Each Participant who is an Employee of Fortune or an ACCO Participating Employer or Acushnet Participating Employer shall be entitled to an allocation of Company Matching Contributions under this Section 4.02 if he made Tax Deferred Contributions during the Plan Year. Each Participant who is an Employee of a MasterBrand Participating Employer shall be entitled to an allocation of Company Matching Contributions under this Section 4.02 if he made Tax Deferred Contributions or Supplemental Contributions during the Plan Year.

                  (d) Limitations. Notwithstanding the foregoing and in addition to the limitations set forth in Sections 4.06 and 4.07, no Company Matching Contributions shall be made with respect to excess Tax Deferred Contributions and Supplemental Contributions distributed pursuant to Sections 4.05, 4.06 or
4.07 and Company Matching Contributions made with respect thereto shall be returned to the Participating Employer pursuant to Section 14.03. No Company Matching Contributions shall be made for Participants who are Employees of Fortune for any Plan Year in which a cash dividend shall not have been paid on Fortune Common Stock and the amount of any Profit-Sharing Contribution and Company Matching Contributions by Fortune shall be limited for each Plan Year so that the sum thereof does not exceed three-eighths (3/8) of one percent (1%) of Adjusted Income From Continuing Operations (as defined in Section 3.01) for such Plan Year.

                  4.03.  Rollover Contributions.

                  (a) Eligible Amounts. Any Employee, regardless of whether he has become a Participant in the Plan pursuant to Article II, may, subject to obtaining the prior approval of his Participating Employer, at any time transfer (or cause to be transferred) to the Trust Fund:

                  (1) Up to the entire amount of money and other property received from another qualified trust under Section 401(a) of the Code which constitutes an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code, provided that (A) such amount must be received by the Trustee within sixty (60) days after the Employee's receipt of such payment or (B) such amount is directly transferred to the Trust Fund from such other qualified trust; and

                  (2) Up to the entire amount of money and other property received by the Employee that was held separately in an "individual retirement account" or an "individual retirement annuity" (as defined in Section 408 of the Code) which contains only those amounts described above in paragraph (1) plus any earnings thereon, provided that such amount must be received by the Trustee within sixty (60) days after the Employee's receipt of such payment.

After-tax contributions are not eligible to be rolled over to this Plan. The Employee shall furnish his Participating Employer with a written statement that the contribution to the Trust Fund is a rollover contribution, together with such other statements and information as may be required by his Participating

Employer in order to establish that such contribution does not contain amounts from sources other than provided above and that such rollover contribution otherwise meets the requirements of law. Acceptance by the Trustee of any amount under these provisions shall not be construed as a determination of the Employee's tax consequences by either the Participating Employer or the Trustee.

                  (b) Limitation on Assets Transferred. Except as otherwise provided in this Plan, assets shall not be transferred to the Plan or Trust Fund from any other plan or trust.

                  4.04. Limitation on Annual Amount of Tax Deferred
Contributions.

                  (a) Maximum Annual Amount. The maximum amount of Tax Deferred Contributions and, if applicable, Cash Option Contributions which may be made on behalf of each Participant in any calendar year to this Plan and any other qualified plan shall not exceed nine thousand five hundred dollars ($9,500), adjusted for each year to take into account any cost of living increase provided for such year under Section 402(g) of the Code. For purposes of this Section 4.04, the term "qualified plan" means any tax qualified plan under Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described in Section 501(c)(18) of the Code and any employer contributions made on behalf of the Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction arrangement.

                  (b) Procedure for Requesting Return of Excess Deferrals. If a Participant makes elective deferrals to this Plan and to any other qualified plan in excess of the dollar limit specified above for the Participant's taxable year, then the Participant must notify his Participating Employer in writing by March 1 of the following year of the amount, if any, to be refunded from this Plan. The notice must specify the amount of excess Tax Deferred Contributions and, if applicable, Cash Option Contributions received by the Plan for the preceding year and must be accompanied by the Participant's written statement that if the excess is not distributed, the Tax Deferred Contributions and, if applicable, Cash Option Contributions, when added to amounts deferred under other qualified plans, exceed the limit imposed on the Participant by Code
Section 402(g) for the taxable year in which the deferral occurred. If the Participant fails to notify the Committee by March 1, no refund will be made pursuant to this Section 4.04.

                  (c) Return of Excess Deferrals. The amount to be refunded shall be paid to the Participant in a single payment not later than April 15 following the close of the taxable year and shall include any income or loss allocated to the refund, as determined in Section 4.04(d), for the period during the Participant's taxable year. Any Cash Option Contributions shall be returned before Tax Deferred Contributions. Although the excess deferral may be refunded, it shall still be considered as an elective deferral for the Plan Year in which it was originally made and shall be included in the actual deferral percentage of a Highly Compensated Employee.

                  (d) Income or Loss Allocable for Taxable Year. The income or loss allocable to excess elective deferrals for the Participant's taxable year shall be determined by multiplying the income or loss for the Participant's taxable year allocable to the Participant's elective deferrals for such year by a fraction, the numerator of which is the amount of excess elective deferrals and Cash Option Contributions for such taxable year and the denominator of which is equal to the sum of (1) the total Account Balances in the Participant's Tax Deferred Account and, if applicable, Cash Option Account as of the beginning of the taxable year plus (2) the Participant's Tax Deferred Contributions and, if applicable, Cash Option Contributions for such taxable year. No adjustment shall be made with respect to any period following such taxable year.

                  4.05.  Actual Deferral Percentage Tests.

                  (a) Tests. The Actual Deferral Percentage for the Highly Compensated Employees shall not exceed for any Plan Year the greater of:

                  (1) the Actual Deferral Percentage for all other Employees, multiplied by one and one-quarter (1.25); or

                  (2) the Actual Deferral Percentage for all other Employees, multiplied by two (2); provided, however, the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the Actual Deferral Percentage for all other Employees by more than two (2) percentage points.

                  For the purpose of the foregoing tests:

                  (1) those Employees who were not directly or indirectly eligible to have Tax Deferred Contributions or, if applicable, Cash Option Contributions made for them at any time during the Plan Year shall be disregarded;

                  (2) if two or more plans which include cash or deferred arrangements are considered one plan for purposes of Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, the cash or deferred arrangements included in those plans shall be treated as one arrangement;

                  (3) if two or more plans are permissibly aggregated for purposes of the foregoing tests, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were one plan; and

                  (4) if a Highly Compensated Employee is a participant in two or more cash or deferred arrangements of the Participating Employers or Related Employers, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for purposes of determining the Actual Deferral Percentage of that Highly Compensated Employee.

                  (b) Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately) for the Employees in such group of:

                  (1) the amount of Tax Deferred Contributions and, if applicable, Cash Option Contributions and Special Company Contributions pursuant to Section 4.08 actually paid to the Trustee on behalf of each such Employee for such Plan Year, to

                  (2)  his Compensation for such Plan Year.

Every family member of a five percent (5%) owner of a Participating Employer (as defined in Section 416(i) of the Code) or of one of the ten most Highly Compensated Employees shall be aggregated with the five percent (5%) owner or Highly Compensated Employee into a single family group ("Family Group"). If an Employee is required to be aggregated as a member of more than one Family Group, all eligible Employees who are members of those Family Groups that include that Employee shall be aggregated as one Family Group. The Compensation and Tax Deferred Contributions and, if applicable, Cash Option Contributions of each member of a Family Group are treated as if paid to (or on behalf of) one Highly Compensated Employee. The combined actual deferral ratio of the Family Group shall be the ratio determined by combining the Tax Deferred Contributions and, if applicable, Cash Option Contributions and the Compensation of all members of the Family Group.

                  Except as provided in the preceding paragraph, the Tax Deferred Contributions and, if applicable, Cash Option Contributions and the Compensation of all members of the Family Group are disregarded in calculating the Actual Deferral Percentage of the Employees other than Highly Compensated Employees.

                  (c) Return of Excess Contributions. The Committee shall determine after the end of the Plan Year whether the Actual Deferral Percentage results satisfy either of the tests contained in Section 4.05(a). If neither test is satisfied, the excess amount for each Highly Compensated Employee shall be distributed to the Participant (together with any income allocable thereto) within twelve months following the Plan Year for which the excess Tax Deferred Contributions and, if applicable, Cash Option Contributions were made. The excess amount shall be determined for each Highly Compensated Employee by determining the maximum actual deferral ratio that Highly Compensated Employees may defer under the tests contained in Section 4.05(a), and then reducing the actual deferral ratio of those Participants whose actual deferral ratio exceeds that maximum by an amount of sufficient size to reduce the overall Actual Deferral Percentage for Highly Compensated Employees to a level such that one of the tests contained in Section 4.05(a) shall be satisfied. The excess amount shall be determined in a fashion such that the actual deferral ratio of the affected Participants who elected the highest actual deferral ratio shall be first lowered to the extent required to achieve compliance with the tests in Section 4.05(a) or the level of the affected Participants who elected the next to the highest actual deferral ratio. If further overall reductions are required to achieve compliance with the tests contained in Section 4.05(a), this process is repeated until sufficient total reductions have occurred to achieve compliance with the tests contained in Section 4.05(a).

                  If a Highly Compensated Employee's actual deferral ratio is determined under the family aggregation rules described above, the Family Group's excess Tax Deferred Contributions and, if applicable, Cash Option Contributions shall be allocated among the members of the Family Group in proportion to each member's Tax Deferred Contributions and, if applicable, Cash Option Contributions on a pro rata basis.

                  The amount of excess Tax Deferred Contributions and, if applicable, Cash Option Contributions to be distributed shall be reduced by the amount of excess deferrals (as defined in Section 402(g)(2) of the Code and the applicable regulations) previously distributed for the taxable year ending in the same Plan Year. The amount of excess deferrals to be distributed for a taxable year shall be reduced by the amount of excess Tax Deferred Contributions and Cash Option Contributions previously distributed for the Plan Year beginning in the taxable year.

                  (d) Adjustment for Income or Losses. The excess Elective Contributions for each Highly Compensated Employee shall be adjusted for income or loss during the Plan Year, in the manner prescribed in Section 4.04(d).

                  (e) Forfeiture of Company Matching Contributions. Tax Deferred Contributions which are refunded shall cause the corresponding Company Matching Contributions, whether vested or nonvested, to be forfeited.

                  (f) Definition of Compensation. For purposes of this Section 4.05, the term "Compensation" shall have the meaning prescribed in Section 414(s) of the Code.

                  4.06.  Actual Contribution Percentage Tests.

                  (a) Tests. The Actual Contribution Percentage for the Highly Compensated Employees shall not exceed for any Plan Year the greater of:

                  (1) the Actual Contribution Percentage for all other Employees, multiplied by one and one-quarter (1.25); or

                  (2) the Actual Contribution Percentage for all other Employees, multiplied by two (2); provided, however, the actual contribution percentage for the Highly Compensated Employees does not exceed the Actual Contribution Percentage for all other Employees by more than two percentage points.

                  For the purpose of the foregoing tests:

                  (1) those Employees who were not directly or indirectly eligible to have Company Matching Contributions or Supplemental Contributions made for them at any time during the Plan Year shall be disregarded;

                  (2) if two or more plans to which employee contributions and matching contributions are made are considered one plan for purposes of
         Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, all employee contributions and matching contributions are to be treated as made under the same plan;

                  (3) if two or more plans are permissively aggregated for purposes of the foregoing tests, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were one plan; and

                  (4) if a Highly Compensated Employee is a participant in two or more plans of the Participating Employers or Related Employers to which employee contributions or matching contributions are made, all such plans shall be treated as one plan for purposes of determining the Actual Contribution Percentage of that Highly Compensated Employee.

                  (b) Actual Contribution Percentage. The Actual Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately) for the Employees in such group of:

                  (1) the amount of Company Matching Contributions and Supplemental Contributions actually paid to the Trustee on behalf of each such Employee for such Plan Year, to

                  (2)  his Compensation for the Plan Year.

                  To the extent permitted by Treasury Regulations, Tax Deferred Contributions, Cash Option Contributions and non-elective employer contributions under any other tax-qualified retirement plan may be added to (1) above.

                  The Company Matching Contributions, Supplemental Contributions, other amounts added to (1) above, and Compensation of each member of a Family Group (as determined in Section 4.05(b)) are treated as if paid to (or on behalf of) one Highly Compensated Employee. The combined actual contribution ratio of the Family Group shall be the ratio determined by combining the Company Matching Contributions, Supplemental Contributions, other added amounts, and Compensation of all members of the Family Group.

                  Except as provided in the preceding paragraph, the Company Matching Contributions, Supplemental Contributions, other added amounts, and Compensation of all members of the Family Group are disregarded in calculating the Actual Contribution Percentage of the Employees other than Highly Compensated Employees.

                  (c) Return of Excess Contributions. The Company shall determine after the end of the Plan Year whether the Actual Contribution Percentage results satisfy either of the tests contained in Section 4.06(a). If neither test is satisfied, the excess amount ("Excess Aggregate Contributions") for each Highly Compensated Employee shall be distributed to him (together with any income allocable thereto) within twelve months following the Plan Year for which the Excess Aggregate Contributions were made.

                  The excess amount shall be determined for each Highly Compensated Employee by determining the maximum actual contribution ratio that Highly Compensated Employees may elect under the tests contained in Section 4.06(a), and then reducing the actual contribution ratio of those Participants whose actual contribution ratio exceeds that maximum by an amount of sufficient size to reduce the overall actual contribution percentage for Highly Compensated Employees to a level such that one of the tests contained in Section 4.04(a) shall be satisfied. The excess amount shall be determined in a fashion such that the actual contribution ratio of the affected Participants who elected the highest actual contribution ratio shall be first lowered to the extent required to achieve compliance with the tests in Section 4.06(a) or the level of the affected Participants who elected the next to the highest actual contribution ratio. If further overall reductions are required to achieve compliance with the tests contained in Section 4.06(a), this process is repeated until sufficient total reductions have occurred to achieve compliance with the tests contained in
Section 4.06(a).

                  If a Highly Compensated Employee's actual contribution ratio is determined under the family aggregation rules described above, the Family Group's Excess Aggregate Contributions shall be allocated among the members of the Family Group in proportion to each member's Company Matching Contributions and Supplemental Contributions.

                  (d) Adjustment for Income and Loss. The Excess Aggregate Contributions for each Highly Compensated Employee shall be adjusted for income or loss during the Plan Year, in the manner prescribed in Section 4.04(d).

                  (e) Definition of Compensation. For purposes of this Section 4.06, the term "Compensation" shall have the meaning prescribed in Section 414(s) of the Code.

                  4.07. Alternate Percentage Test. In the event that the Actual Deferral Percentage for the Highly Compensated Employees for any Plan Year is more than the Actual Deferral Percentage for all other Employees multiplied by one hundred twenty-five percent (l25%) and the Actual Contribution Percentage for Highly Compensated Employees for the same Plan Year is more than the Actual

Contribution Percentage for all other Employees multiplied by one hundred twenty-five percent (l25%), then the sum of the Actual Deferral Percentage for Highly Compensated Employees plus the Actual Contribution Percentage for Highly Compensated Employees for such Plan Year may not exceed the greater of:

                  (a)      the sum of:

                           (1) one hundred twenty-five percent (125%) of the greater of (A) the Actual Deferral Percentage of the group of all other Employees, or (B) the Actual Contribution Percentage of the group of all other Employees, and
                           (2)   two (2) percentage points plus the lesser of
                  (A) the Actual Deferral Percentage of the group of all other Employees, or (B) the Actual Contribution Percentage of the group of all other Employees.

                  In no event, however, shall the amount described in this subparagraph 4.07(a)(2) exceed two hundred percent (200%) of the lesser of (2)(A) and (B) above; and

                  (b)      the sum of:

                           (1) one hundred twenty-five percent (125%) of the lesser of (A) the Actual Deferral Percentage of the group of all other Employees, or (B) the Actual Contribution Percentage of the group of all other Employees, and

                           (2)   two (2) percentage points plus the greater of
                  (A) the Actual Deferral Percentage of the group of all other Employees, or (B) the Actual Contribution Percentage of the group of all other Employees.

                  In no event, however, shall the amount described in this subparagraph 4.07(b)(2) exceed two hundred percent (200%) of the lesser of (2)(A) and (B) above.

                  In the event the sum of the Actual Deferral Percentage for Highly Compensated Employees plus the

Actual Contribution Percentage for Highly Compensated Employees exceeds the amount set forth in this Section 4.07, the Actual Deferral Percentage for the Highly Compensated Employees or the Actual Contribution Percentage for the Highly Compensated Employees shall be reduced in the manner provided in Sections
4.05 and 4.06, until such excess no longer exists.

                  4.08.  Special Company Contributions.

                  (a) Determination of Special Rate. In order to meet the nondiscrimination requirements of Sections 401(k) and 401(m) of the Code (as set forth in Sections 4.05 and 4.06 of the Plan), any Participating Employer may, in its discretion and by action of its board of directors, establish a special rate of employer contributions applicable only to certain Participants who are not Highly Compensated Employees of such Participating Employer.

                  (b) Allocation of Special Company Contributions. If contributions made under this Section 4.08 are made to meet the nondiscrimination requirements of Code Section 401(k) (as set forth in Section
4.05 of the Plan), then such contributions shall be deemed, for all Plan purposes except Section 9.01, to be Tax Deferred Contributions, and shall be allocated to the Tax Deferred Accounts of the Participants for whom the contributions were made; provided, however, that Company Matching Contributions shall not be made based upon such contributions. If contributions made under this Section 4.08 are made to meet the nondiscrimination requirements of Code
Section 401(m) (as set forth in Section 4.06 of the Plan), then such contributions shall be deemed, for all Plan purposes except Section 9.01, to be Company Matching Contributions, but shall be allocated to the Tax Deferred Accounts of the Participants for whom the contributions were made employed by such Participating Employer who made Tax Deferred Contributions and such contributions shall be fully vested upon deposit.

                  4.09. MasterBrand Cash Advance. A MasterBrand Participating Employer may make a Cash Advance to the Plan to enable a Participant to obtain a distribution under Articles VIII and IX of the vested amount of the Participant's Accounts invested in the Frozen Mutual Benefit GIC Fund. Each Cash Advance shall be in the form of a non-collateralized, non-interest bearing loan to the

Plan for which the Participating Employer shall have no recourse against Plan assets, except to the extent provided below, and for which the Plan shall bear no expense or risk. Upon the receipt of cash proceeds from the Mutual Benefit Life Insurance Company guaranteed interest contract in which the Investment Fund is invested of amounts attributable to the vested amount of the Participant's Accounts invested in the Frozen Mutual Benefit GIC Fund for which a Cash Advance was made to enable a Participant to receive a distribution of such amounts under Articles VIII and IX, the Cash Advance shall be repaid, without interest, to the Participating Employer who made such Cash Advance; provided, however, that repayment of the Cash Advances shall be waived to the extent that the cash proceeds received from the Mutual Benefit Life Insurance Company guaranteed interest contract in which the Investment Fund is invested are less than the amount of the Cash Advances.

                                    ARTICLE V

                              INVESTMENT PROVISIONS


                  5.01.  Investment Funds.

                  (a) Separate Funds. The Trust Fund shall consist of the following separate Investment Funds, to be administered as provided in Sections
5.03 through 5.14, respectively, and the "Loan Fund," to be administered as provided in Article X:

                  (1)  Fortune Stock Fund;

                  (2)  Gallaher Fund;

                  (3)  Value Equity Fund;

                  (4)  Large-Cap Growth Equity Fund;

                  (5)  Small-Cap Growth Equity Fund;

                  (6)  International Equity Fund;

                  (7)  S&P 500 Index Fund;

                  (8)  Growth-Oriented Diversified Fund;

                  (9)  Value-Oriented Diversified Fund;

                  (10)  Corporate/Government Bond Fund;

                  (11)  Government Securities Fund;

                  (12)  Short-Term Investment Fund; and

                  (13)  Frozen Fixed Fund.

The Special Trust Fund shall consist of life insurance policies purchased pursuant to Section 5.19.

                  (b) Assets Pending Allocation, Investment in Investment Funds and Maturity and Redemption. Except as otherwise provided in Section 5.19, contributions to the Plan may be uninvested pending allocation to the Investment Funds. The Investment Manager of each Investment Fund, or the Trustee if there shall be no

Investment Manager, may invest the Investment Fund in short-term investments or hold the assets thereof uninvested pending orderly investment and to permit distributions, reallocations and transfers therefrom.

                  5.02. Investment Fund Elections. Except as otherwise provided in Section 5.19, a Participant's Account Balances and contributions allocable to a Participant's Accounts shall be invested in the Investment Funds as follows:

                  (a) Initial Investment of Contributions. Except as provided in
Section 5.02(e), each Participant may elect that any Profit-Sharing Contributions, Cash Option Contributions, Tax Deferred Contributions, Supplemental Contributions, Company Matching Contributions and Rollover Contributions allocable to his Accounts after January 1, 1996 be invested, collectively with investment gains and losses allocated on a pro rata basis, in whole increments of one percent (1%), in any one or more of the Investment Funds. For each Participant who is an Employee of an ACCO Participating Employer, Acushnet Participating Employer, Beam Participating Employer or MasterBrand Participating Employer, the same investment election shall apply to all Profit-Sharing Contributions, Cash Option Contributions, Tax Deferred Contributions, Supplemental Contributions, Company Matching Contributions and Rollover Contributions allocable to his Accounts. For each Participant who is an Employee of Fortune, the same investment election shall apply to all Tax Deferred Contributions, Company Matching Contributions and Rollover Contributions applicable to his Accounts and a separate investment election may apply to any Profit-Sharing Contributions applicable to his Profit-Sharing Account.

                  (b) Change in Investment of New Contributions. Effective as of the first day of any month, each Participant may elect to change his investment elections with respect to new contributions allocable to his Accounts, in accordance with Section 5.02(a).

                  (c) Interfund Transfers. Except as otherwise provided in
Section 5.02(e), effective as of the last day of any month, each Participant may elect that his Account Balances be rearranged, in whole percentage increments of the total balance, in any one or more of the Investment Funds. Notwithstanding the foregoing, each Participant may elect that his Account Balances as of January 1, 1996 be rearranged, in whole percentage increments of the total balance, in any one or more of the Investment Funds. Any amount transferred pursuant to this Section 5.02(c) shall be valued as of the same Valuation Date as the effective date of the transfer.

                  (d) Investment Upon Maturity, Purchase or Redemption. Account Balances attributable to assets held in guaranteed income contracts shall, upon maturity, purchase or redemption, be invested in accordance with the investment elections of each Participant in effect as of the Valuation Date next succeeding the date of maturity, purchase or redemption.

                  (e)  Limitations on Investments.

                       (i) Notwithstanding the foregoing, no contributions may be invested in the Frozen Fixed Fund or in the Gallaher Fund and no transfers may be made into the Frozen Fixed Fund or into the Gallaher Fund.

                       (ii) Any transfers from the Frozen Fixed Fund shall be made in accordance with the provisions of the respective guaranteed income contracts in which such Investment Fund is invested; provided further that any transfers from the Frozen Mutual Benefit GIC Fund, a subfund of the Frozen Fixed Fund, shall be limited to the amount that can be withdrawn from the Mutual Benefit Life Insurance Company guaranteed income contract in which the Investment Fund is invested. The foregoing shall be subject to such additional limitations and restrictions as the Committee may, from time to time, establish and as may be set forth in any guaranteed income contract in which the Frozen Fixed Fund is invested.

                  (f) Notice Requirement. Each Participant shall make an election pursuant to Section 5.02(a), (b) or (c) with his Participating Employer within a period prior to the effective date of such election as may be specified by the Committee. Any investment election made pursuant to Section 5.02(a), (b) or (c) shall be made in accordance with the voice response system implemented by the Participant's Participating Employer or, if required by such Participating Employer, by filing an investment election with such Participating Employer, on a form approved by the Committee. Any investment election made pursuant to Section 5.02(a) or (b) shall remain in effect until superseded by a subsequent investment election.

                  (g) Investment in Absence of Election. If a Participant fails to make an investment election in accordance with Section 5.02(a), the contributions referred to in Section 5.02(a) shall be invested in the Short-Term Investment Fund, provided that, if such Participant's Participating Employer so provides, an investment election under a Prior Plan shall remain in effect unless changed.

                  5.03. Administration of Fortune Stock Fund. Subject to the provisions of the Trust Agreement and Sections 5.15 through 5.17, the Trustee shall administer the Fortune Stock Fund as follows:

                  (a) Investment. The assets of the Fortune Stock Fund, including all income thereon and increments thereto, shall be invested primarily in Fortune Common Stock; provided, however, that, in order to permit orderly investment in Fortune Common Stock and pending such investment, the Trustee may hold uninvested any monies received by it in or for the Fortune Stock Fund or may invest in collective short-term investment funds of the Trustee.

                  (b) Registration Upon Distribution. Upon any distribution from the Fortune Stock Fund as a single distribution pursuant to Section 8.01(a)(2), all whole shares of Fortune Common Stock distributable therefrom shall be registered in the name of the distributee and delivered to him together with any cash from the Fortune Stock Fund to which the distributee is entitled.

                  (c) Distributions Other Than in Stock. Upon any distribution from the Fortune Stock Fund pursuant to the provisions of Article VIII other than as a single distribution pursuant to Section 8.01(a)(2), the Trustee shall retain all shares which would otherwise be distributable to the distributee and distribute in lieu thereof their Fair Market Value on the Valuation Date next succeeding the event entitling the distributee thereto (or, if the event coincides with a Valuation Date, then on that Valuation Date).

                  (d) Transfers Among Investment Funds. Upon any transfer from any Investment Fund pursuant to the provisions of Section 5.02(c), the Trustee shall, to the extent practicable, retain all shares which would otherwise have to be liquidated by reason of such transfer and transfer in lieu thereof their Fair Market Value on the Valuation Date next preceding the date as of which such transfer is to be made.

                  (e) Rights Exercise; Sale of Stock. To the extent practicable, the Trustee shall exercise all rights to buy Fortune Common Stock (other than rights within the meaning of Section 5.17, which shall be exercised only in accordance with Section 5.17) received with respect to any shares held in the Fortune Stock Fund. To the extent that there is insufficient cash in the Fortune Stock Fund with which to exercise any such rights, or to make distribution or transfer of the Fair Market Value of any stock subject to retention, the Trustee may, in its discretion, sell such rights or retained stock or any part thereof; in the case of any retained stock so sold the Fair Market Value thereof shall be the net proceeds of sale instead of the Fair Market Value determined as provided in Article I. The Trustee may also obtain cash in such other manner deemed appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Plan or the tax-exempt status of the Trust under the Code and will not result in a "prohibited transaction" (as defined in the Code or ERISA).

                  5.04. Investment of Value Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Value Equity Fund, including all income thereon and increments thereto, shall be invested and reinvested in any and all common stocks, preferred stocks and other equity securities which the Investment Manager believes have a low price relative to the company's earnings or cash flow, or relative to the past price history of the stock, as shall be selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors may determine that the Value Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

                  5.05. Investment of Large-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Large-Cap

Growth Equity Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in stocks of medium to large-size companies with above-average earnings or sales growth, as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors may determine that the Large-Cap Growth Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

                  5.06. Investment of Small-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Small-Cap Growth Equity Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in small to medium-size companies that are early in their life cycle but which have the potential to become major enterprises (emerging growth companies), as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors may determine that the Small-Cap Growth Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

                  5.07. Investment of International Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the International Equity Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in stocks of companies incorporated outside the United States, as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors may determine that the International Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

                  5.08. Investment of S&P 500 Index Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the S&P 500 Index Fund, including all income thereon and increments thereto, shall be invested and reinvested in a mutual fund that invests in five hundred (500) stocks that make up the S&P 500 proportionately to each stock weighting in the index, as selected by the Executive Committee of the Board of Directors.

                  5.09. Investment of Growth-Oriented Diversified Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Growth-Oriented Diversified Fund, including all income thereon and increments thereto, shall be invested and reinvested in such bonds, debentures, notes, equipment trust certificates, investment trust certificates, preferred stocks, common stocks, other securities (including any bonds, debentures, stock and other securities of Fortune) primarily of companies with strong financial characteristics and good long-term prospects for above-average earnings or sales growth, or other properties, not necessarily of the nature hereinbefore itemized, as shall be selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors may determine that the Growth-Oriented Diversified Fund be comprised of a mutual fund having substantially the foregoing characteristics.

                  5.10. Investment of Value-Oriented Diversified Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Value-Oriented Diversified Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in companies which have a low price relative to the company's earnings or cash flow, or relative to the past price history of the stock, as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors may determine that the Value-Oriented Diversified Fund be comprised of a mutual fund having substantially the foregoing characteristics.

                  5.11. Investment of Corporate/Government Bond Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Corporate/Government Bond Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in investment grade corporate bonds, bonds issued by the United States Government or its agencies, domestic bank obligations and commercial paper, as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors may determine that the Corporate/Government

Bond Fund be comprised of a mutual fund having substantially the foregoing characteristics.

                  5.12. Investment of Government Securities Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Government Securities Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in such obligations issued or guaranteed by the United States Government or its agencies, or by any State or local government or their agencies, as shall be selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors may determine that the Government Securities Fund be comprised of a mutual fund having substantially the foregoing characteristics.

                  5.13. Investment of Short-Term Investment Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Short-Term Investment Fund, including all income thereon and increments thereto, shall be invested and reinvested in bonds, debentures, mortgages, equipment or other trust certificates, notes, obligations issued by or guaranteed by the United States Government or its agencies, domestic bank certificates of deposit, domestic bankers' acceptances and repurchase agreements, and high grade commercial paper, all of which shall bear a fixed rate of return and are intended to minimize market fluctuations, as shall be selected by the Investment Manager, or if there shall be no such Investment Manager, by the Trustee (which may include investment in the Trustee's short-term collective investment fund); provided, however, that the Executive Committee of the Board of Directors may determine that the Short-Term Investment Fund be comprised of a mutual fund having substantially the foregoing characteristics.

                  5.14. Investment of Frozen Fixed Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Frozen Fixed Fund, including all income thereon and increments thereto, shall be invested in guaranteed income contracts acquired prior to 1996 with several insurance companies and shall consist of one or more subfunds, including the Frozen Mutual Benefit GIC Fund which is invested in a guaranteed income contract issued by Mutual Benefit Life Insurance Company.

                  5.15.  Voting of Shares in Fortune Stock Fund.

                  (a) Trustee Voting. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to exercise any voting rights with respect to Fortune Common Stock held in the Fortune Stock Fund except as provided in this Section 5.15.

                  (b) Participant Direction. Each Participant, former Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or Beneficiary, as to the manner in which any voting rights of shares of Fortune Common Stock attributable to his interest in the Fortune Stock Fund are to be exercised with respect to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to the voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely written directions have not been received by the Trustee as provided in the preceding sentence, the Trustee shall exercise the voting rights of such shares in the same manner and in the same proportion in which the voting rights of shares as to which such directions were received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee shall combine fractional interests of Participants, former Participants and Beneficiaries in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that the voting rights with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this Section 5.15(b), each Participant, former Participant or Beneficiary shall be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA ("Named Fiduciary") with respect to the exercise of voting rights of shares of Fortune Common Stock in accordance with such directions pursuant to both the first and the second sentences of this Section 5.15(b). For purposes of this Section 5.15, the number of shares of Fortune Common Stock attributable at any particular time to the interest of a Participant, former Participant or Beneficiary in the Fortune Stock Fund shall be the product of the total number of shares then held in the Fortune Stock Fund multiplied by a fraction the numerator of which is the amount allocated to the Fortune Stock Fund then in his Accounts and the denominator of which is the amount allocated to the Fortune Stock Fund then in the Accounts of all Participants, former Participants and Beneficiaries.

                  (c) Trustee to Communicate Voting Procedures. The Trustee shall communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund. The Trustee shall distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to the exercise of voting rights with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Participating Employers) that are being distributed to the holders of Fortune Common Stock and either are directed generally to such holders or relate to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and the Participating Employers shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. The Participating Employers and the Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of Fortune Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Anything to the contrary in this Section 5.15, the Plan or the Trust Agreement notwithstanding, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund and the identity of such Participant, former Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof, it being the intent of this Section 5.15 that Fortune, each other Participating Employer, and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the exercise of voting rights of such shares.

                  (d) Invalidity. In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to Fortune, or to Fortune, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to exercise voting rights with respect to shares of Fortune Common Stock held in the Fortune Stock Fund, but shall exercise such voting rights in accordance with the last-dated timely written directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to any exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) shall take into account directions timely received from Participants, former Participants and Beneficiaries as being the most indicative of their best interests with respect to the exercise of such voting rights and
(2) shall take into consideration, in addition to any relevant financial factors bearing on any exercise of such voting rights, the continuing job security of Participants as employees of the Participating Employers, conditions of employment, employment opportunities and similar matters and the prospects of Participants, former Participants and Beneficiaries for benefits under the Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

                  5.16.  Tendering of Shares in Fortune Stock Fund.

                  (a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to tender, deposit, sell, exchange or transfer any shares of Fortune Common Stock (which, for purposes of this Section 5.16, shall include any rights within the meaning of Section 5.17(a)) held in the Fortune Stock Fund pursuant to any tender offer (as defined herein) except as provided in this Section 5.16. For purposes of this Section 5.16, a "tender offer" shall mean any tender or exchange offer for or request or invitation for tenders or exchanges of shares of Fortune Common Stock the consummation of which would result in any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), or any affiliates or associates thereof, becoming the beneficial owner of 10% or more of the then outstanding shares of Fortune Common Stock and shall include, without limitation, any such tender offer made by or on behalf of Fortune.

                  (b) Participant Direction. Each Participant, former Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of shares of Fortune Common Stock attributable to his interest in the Fortune Stock Fund pursuant to any tender offer, and the Trustee shall tender, deposit, sell, exchange or transfer such shares (or shall retain such shares in the Fortune Stock Fund) pursuant to such tender offer in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely written directions have not been received by the Trustee from Participants, former Participants and Beneficiaries to whose interests in the Fortune Stock Fund such shares are attributable, such Participants, former Participants and Beneficiaries shall be deemed to have directed the Trustee that such shares be retained in the Fortune Stock Fund subject to all provisions of the Plan and the Trust Agreement and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee shall not tender, deposit, sell, exchange or transfer any of such shares pursuant thereto. In the event that, under the terms of such tender offer or otherwise, any shares of Fortune Common Stock tendered or deposited pursuant thereto may be withdrawn, the Trustee shall use its best efforts to solicit the written direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to shares of Fortune Common Stock that have been tendered or deposited pursuant to this
Section 5.16, and the Trustee shall exercise (or refrain from exercising) such withdrawal rights in the same manner as shall reflect the last dated timely written directions received with respect to the exercise of such withdrawal rights. The Trustee shall not withdraw shares except pursuant to a timely written direction of a Participant, former Participant or Beneficiary. The Trustee shall combine fractional interests of Participants, former Participants and Beneficiaries in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that such shares are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 5.16. In giving or being deemed to have given directions to the Trustee as provided in this
Section 5.16(b), each

Participant, former Participant or Beneficiary shall be acting as a Named Fiduciary with respect to the tender, deposit, sale, exchange or transfer of shares of Fortune Common Stock (or the retention of such shares in the Fortune Stock Fund) in accordance with such directions pursuant to both the first and second sentences of this Section 5.16(b) and the exercise of (or the refraining from exercising) withdrawal rights with respect to shares of Fortune Common Stock tendered or deposited pursuant to the third sentence of this Section 5.16(b).

                  (c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give directions as provided in this Section 5.16, the Trustee shall communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written direction to the Trustee. In the event of such a tender offer, the Trustee shall distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Participating Employers) that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer, and the Participating Employers shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. The Participating Employers and the Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of Fortune Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Anything to the contrary in this Section 5.16, the Plan or the Trust Agreement notwithstanding, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof, it being the intent of this Section 5.16 that Fortune, each other Participating Employer and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

                  (d) Invalidity. In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such shares not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to Fortune, or to Fortune, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange shares of Fortune Common Stock held in the Fortune Stock Fund (or the retention of such shares in the Fortune Stock Fund) pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, but shall act in accordance with the last-dated timely written directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) shall take into account directions timely received from Participants, former Participants and Beneficiaries as being the most indicative of their best interests with respect to a tender offer and (2) shall take into consideration, in addition to any relevant financial factors bearing on any sale, exchange or transfer or any exercise of withdrawal rights, the continuing job security of Participants as employees of the Participating Employers, conditions of employment, employment opportunities and similar matters and the prospects of Participants, former Participants and Beneficiaries for benefits under the Plan and may also take into consideration such other relevant nonfinancial factors as the Trustee deems appropriate.

                  (e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of shares of Fortune Common Stock pursuant to the direction of a Participant, former Participant or Beneficiary in accordance with this Section
5.16 shall be allocated to his Accounts in the same manner, in the same proportion and as of the same date as were the shares sold, exchanged or transferred and shall be governed by the provisions of this Section 5.16(e) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds shall be deemed to be held in the Fortune Stock Fund and shall be subject to this Section 5.16(e) and the other applicable provisions of the Plan and the Trust Agreement; provided, however, that, to the extent necessary to segregate any return, loss, gain or income on or from such proceeds (or on or from any reinvestment thereof) from any return, loss, gain or income on or from the remainder of the Fortune Stock Fund, the Committee shall take or cause to be taken all such action so that (1) such proceeds (and any income or proceeds therefrom) shall be segregated and held by the Trustee in one or more separate Investment Funds and (2) appropriate adjustments shall be made from time to time in the amount allocated to the Fortune Stock Fund in the Accounts. Any such separate Investment Fund shall be otherwise governed by the other applicable provisions of the Plan and the Trust Agreement. Any such proceeds (and any income or proceeds therefrom) shall be invested or reinvested in the same type of instruments and in the same manner as provided in Section 5.13 with respect to the Short-Term Investment Fund and subject to the same provisions in the Plan and the Trust Agreement governing investment and reinvestment of the Short-Term Investment Fund.

                  5.17.  Exercise of Certain Rights Held in Fortune Stock Fund.

                  (a) Trustee Exercise of Preferred Share Purchase Rights. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to sell, exercise, exchange or retain any Preferred Share Purchase Rights of Fortune (or any rights issued by Fortune in substitution or replacement therefor) held in the Fortune Stock Fund ("rights") except as provided in this Section 5.17; provided, however, that the sale, retention or taking of any other action relating to rights pursuant to any tender offer shall be governed by the provisions of
Section 5.16 and not by the provisions of this Section 5.17; and provided, further, that, in connection with any transfer of shares of Fortune Common Stock held in the Fortune Stock Fund as provided in the Plan or the Trust Agreement, the Trustee shall transfer with such shares any rights that are not then transferable separately from such shares.

                  (b) Participant Direction. In the event that any rights held in the Fortune Stock Fund shall become transferable separately from the shares of Fortune Common Stock held in the Fortune Stock Fund or shall become exercisable, each Participant, former Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or Beneficiary, to sell, exercise or exchange the rights which are attributable to his interest in the Fortune

Stock Fund or to retain such rights in the Fortune Stock Fund, and the Trustee shall sell, exercise, exchange or retain such rights in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or Beneficiary; provided, however, in the case of a Participant, former Participant or Beneficiary who directs the exercise of such rights, the rights shall be exercised only to the extent cash is available in the Participant's, former Participant's or Beneficiary's accounts in the Fortune Stock Fund or cash can be obtained pursuant to paragraph (e) of this
Section 5.17. With respect to rights as to which timely written directions have not been received by the Trustee as provided in the preceding sentence, the Trustee shall in its sole discretion sell, exercise, exchange or retain such rights. The Trustee shall combine fractional interests in rights of Participants, former Participants and Beneficiaries who have given timely written directions as provided in the first sentence of this Section 5.17(b) to the extent possible so that the rights attributable to their interests in the Fortune Stock Fund are sold, exercised, exchanged or retained in a manner which reflects as accurately as possible the collective directions given by them. In giving directions to the Trustee as provided in this Section 5.17(b), each Participant, former Participant or Beneficiary shall be acting as a Named Fiduciary with respect to the sale, exercise, exchange or retention of rights in accordance with such directions.

                  (c) Trustee to Communicate Exercise Procedures. In the event that any rights shall become transferable separately from the shares of Fortune Common Stock held in the Fortune Stock Fund or shall become exercisable, the Trustee shall communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions with respect thereto as provided in this Section 5.17 the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written directions to the Trustee and shall distribute or cause to be distributed as promptly as possible to such Participants, former Participants and Beneficiaries all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Participating Employers) that are being distributed to holders of such rights and either are directed generally to such holders or relate to such rights, and the Participating Employers shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. The Participating Employers and the Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and Beneficiaries, the number of rights credited to the accounts of each of them and the amount of cash available in their Accounts in the Fortune Stock Fund, upon which the Trustee may conclusively rely. Anything to the contrary in this
Section 5.17, the Plan or the Trust Agreement notwithstanding, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to such rights and the identity of such Participant, former Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, any other Participating Employer and any other Non-Participating Employer and any director, officer, employee or agent thereof, it being the intent of this Section 5.17 that Fortune, each other Participating Employer and each other Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary with respect to any rights.

                  (d) Invalidity. In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the sale, exercise, exchange or retention of any rights held in the Fortune Stock Fund, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such rights not to be sold, exercised, exchanged or retained in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to Fortune, or to Fortune, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to sell, exercise, exchange or retain such rights as to which written directions were received from Participants, former Participants and Beneficiaries, but shall act with respect to such rights in accordance with the last-dated timely written directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any discretion or fiduciary responsibility it may have in any circumstances with respect to the sale, exercise, exchange or retention of any rights held in the Fortune Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) shall take into account directions timely received from Participants, former Participants and Beneficiaries as being the most indicative of their best interests with respect to the sale, exercise, exchange or retention of such rights and (2) shall take into consideration, in addition to any relevant financial factors bearing on any sale, exercise, exchange or retention of such rights, the continuing job security of Participants as employees of the Participating Employers, conditions of employment, employment opportunities and similar matters and the prospects of Participants, former Participants and Beneficiaries for benefits under the Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

                  (e) Funds for Exercise of Preferred Share Purchase Rights. If practicable and to the extent necessary to exercise rights attributable to the interest of any Participant, former Participant or Beneficiary in the Fortune Stock Fund, the Trustee shall sell such portion of the rights attributable to such interest as will enable the Trustee to apply the proceeds therefrom to the exercise of the remaining portion of such rights or the Trustee may obtain cash in such other manner deemed appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Plan or the tax-exempt status of the Trust under the Code and will not result in a "prohibited transaction" (as defined in the Code or ERISA).

                  (f) Allocation of Proceeds. The proceeds of any sale, exercise or exchange of rights pursuant to the direction of a Participant, former Participant or Beneficiary in accordance with this Section 5.17 shall be allocated to his Account in the same manner, in the same proportion and as of the same date as were the shares to which the sold, exercised or exchanged rights were attributable and shall be governed by the provisions of this Section 5.17(f) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds shall be deemed to be held in the Fortune Stock Fund and shall be subject to this Section 5.17(f) and the other applicable provisions of the Plan and the Trust Agreement; provided, however, that, to the extent necessary to segregate any return, loss, gain or income on or from such proceeds (or on or from any reinvestment thereof) from any return, loss, gain or income on or from the remainder of the Fortune Stock Fund, the Committee shall take or cause to be taken all such action so that (1) such proceeds and any income or proceeds therefrom shall be segregated and held by the Trustee in one or more separate Investment Funds and (2) appropriate adjustments shall be made from time to time in the amount allocated to the Fortune Stock Fund in the Accounts. Any such separate Investment Funds shall be otherwise governed by the other applicable provisions of the Plan and the Trust Agreement. Any such proceeds (and any income or proceeds therefrom) shall be invested or reinvested in the same type of instruments and in the same manner as provided in Section 5.13 with respect to the Short-Term Investment Fund and subject to the same provisions of the Plan and the Trust Agreement governing the investment and reinvestment of the Short-Term Investment Fund.

                  5.18. Valuation of Investment Funds. As of each Valuation Date, the Trustee shall report to the Committee the Fair Market Value of the assets of each Investment Fund as of such Valuation Date. The Fair Market Value of an Investment Fund shall be the value of such Investment Fund as of such Valuation Date.

                  5.19. Investment in Life Insurance Policies. Notwithstanding the foregoing, any Participant employed by an ACCO Participating Employer who was a participant in the ACCO World Corporation Profit-Sharing Plan on December 31, 1988, and whose Cash Option Account, as of December 31, 1988, was invested in whole or in part in life insurance policies on the life of such Participant payable to a Beneficiary, may direct that an amount from the vested portion of his Accounts be applied to purchase one (1) or more life insurance policies (which shall be ordinary life or any other form of life insurance providing a greater reserve accumulation) on the life of the Participant payable to his Beneficiary. Whenever all or any part of a Participant's Account Balances are applied to the purchase of life insurance policies, the amount representing such vested Account Balances or part thereof shall be reduced in the following order:
(a) any Cash Option Account; (b) any Profit-Sharing Account; (c) any Company Matching Account; (d) any Tax Deferred Account; and (e) any Rollover Account. In the event that any part of a Participant's Account Balance is applied to purchase any life insurance policies pursuant to this Section 5.19, the amounts allocated therein to the Investment Funds shall be reduced on a pro rata basis. Legal title to each such policy shall be vested in the Special Trustee and held as part of such Special Trust Fund, although not treated as an asset for allocation purposes; provided that, upon Severance From Service other than by death, each such policy shall be distributed to such Participant as his absolute property.

                  5.20.  Administration of the Gallaher Fund.

                  (a) ADRs with respect to Gallaher stock ("Gallaher ADRs") received by the Fortune Stock Fund in the Gallaher Spin-Off shall be transferred to the Gallaher Fund.

                  (b) Distributions With Respect to Gallaher ADRs. The proceeds of any distribution received by the Gallaher Fund with respect to Gallaher ADRs shall be invested in the other Investment Funds on a pro rata basis in accordance with each Participant's current investment election under Section
5.02 for Tax Deferred Contributions. Nothing in this Section 5.20(b), however, restricts the Trustee's ability to retain in the Gallaher Fund any additional Gallaher ADRs received as a result of a stock dividend, stock split or similar transaction. Contributions shall not be invested in the Gallaher Fund, nor may any transfers be made to the Gallaher Fund from any of the other Investment Funds.

                  5.21.  Voting of Shares in Gallaher Fund.

                  (a) Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to provide any voting instructions with respect to Gallaher ADRs held in the Gallaher Fund except as provided in this Section 5.21.

                  (b) Participant Direction. Each Participant, former Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or Beneficiary, as to the manner in which the Gallaher ADR depositary should be instructed to vote the Gallaher shares underlying the Gallaher ADRs attributable to his interest in the Gallaher Fund. The Trustee shall instruct the Gallaher ADR depositary that such Gallaher ADRs be voted with respect to any matter in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to the voting of Gallaher ADRs held in the Gallaher Fund as to which timely written directions have not been received by the Trustee, the Trustee shall instruct the Gallaher ADR depositary to vote the Gallaher shares underlying the Gallaher ADRs in the same manner and in the same proportion in which the Gallaher ADRs as to which such directions were timely received by the Trustee are to be voted. The Trustee shall combine fractional interests of Participants, former Participants and Beneficiaries in Gallaher ADRs held in the Gallaher Fund to the extent possible so that the voting instructions to the Gallaher ADR depositary with respect to such matter are provided in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this Section 5.21(b), each Participant, former Participant or Beneficiary shall be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA ("Named Fiduciary") with respect to the voting rights of Gallaher ADRs in accordance with such directions pursuant to this Section 5.21(b).

                  (c) Trustee to Communicate Voting Procedures. The Trustee shall communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the voting of Gallaher ADRs held in the Gallaher Fund. The Trustee shall distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to voting with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of Gallaher ADRs and either are directed generally to such holders or relate to any matter on which holders of Gallaher ADRs are entitled to provide voting instructions by proxy, consent or otherwise, and the Participating Employers shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Gallaher. The Participating Employers and the Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and Beneficiaries and the Gallaher ADRs credited to the accounts of each of them, upon which the Trustee may conclusively rely. Anything to the contrary in this
Section 5.21, the Plan or the Trust Agreement notwithstanding, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the voting of Gallaher ADRs held in the Gallaher Fund and the identity of such Participant, former Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof, it being the intent of this Section 5.21 that Gallaher, Fortune, each other Participating Employer, and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the voting of Gallaher ADRs.

                  (d) Invalidity. In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the voting of Gallaher ADRs held in the Gallaher Fund, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to Fortune, or to Fortune, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to provide voting instructions with respect to Gallaher ADRs held in the Gallaher Fund, but shall exercise such voting rights in accordance with the last-dated timely written directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to providing voting instructions regarding Gallaher ADRs held in the Gallaher Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, shall take into account directions timely received from Participants, former Participants and Beneficiaries as being the most indicative of their best interests with respect to such voting instructions, and may also take into consideration such other relevant factors as the Trustee deems appropriate.

                  5.22.  Tendering of Gallaher ADRs.

                  (a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to tender, deposit, sell, exchange or transfer any Gallaher ADRs held in the Gallaher Fund (or to give directions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer (as defined herein) except as provided in this Section 5.22. For purposes of this Section 5.22, a "tender offer" shall mean any tender or exchange offer for or request or invitation for tenders or exchanges of Gallaher ADRs (or securities underlying the Gallaher
ADRs) the consummation of which would result in any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), or any affiliates or associates thereof, becoming the beneficial owner of 10% or more of the then outstanding shares of Gallaher and shall include, without limitation, any such tender offer made by or on behalf of Gallaher.

                  (b) Participant Direction. Each Participant, former Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of Gallaher ADRs attributable to his interest in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer, and the Trustee shall tender, deposit, sell, exchange or transfer Gallaher ADRs (or shall retain such shares in the Gallaher Fund) (or shall provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher
ADRs) pursuant to such tender offer in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to Gallaher ADRs held in the Gallaher Fund as to which timely written directions have not been received by the Trustee from Participants, former Participants and Beneficiaries, such Participants, former Participants and Beneficiaries shall be deemed to have directed the Trustee to retain such Gallaher ADRs in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary that securities underlying the Gallaher ADRs be retained by the Gallaher ADR depositary) subject to all provisions of the Plan and the Trust Agreement and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee shall act in accordance therewith. In the event that, under the terms of such tender offer or otherwise, any Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant thereto may be withdrawn, the Trustee shall use its best efforts to solicit the written direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) that have been tendered or deposited pursuant to this Section 5.22, and the Trustee shall exercise (or refrain from exercising) (or instruct the Gallaher ADR depositary to exercise or refrain from exercising) such withdrawal rights in the same manner as shall reflect the last dated timely written directions received with respect thereto. The Trustee shall not withdraw Gallaher ADRs (or instruct the Gallaher ADR depositary to withdraw securities underlying Gallaher ADRs) except pursuant to a timely written direction of a Participant, former Participant or Beneficiary. The Trustee shall combine fractional interests of Participants, former Participants and Beneficiaries in Gallaher ADRs held in the Gallaher Fund to the extent possible so that such Gallaher ADRs are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 5.22. In giving or being deemed to have given directions to the Trustee as provided in this
Section 5.22(b), each Participant, former Participant or Beneficiary shall be acting as a Named Fiduciary in accordance with such directions pursuant to this
Section 5.22(b).

                  (c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give directions as provided in this Section 5.22, the Trustee shall communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written direction to the Trustee. In the event of such a tender offer, the Trustee shall distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer. The Participating Employers and the Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and Beneficiaries and the Gallaher ADRs or securities underlying such Gallaher ADRs credited to the accounts of each of them, upon which the Trustee may conclusively rely. Anything to the contrary in this Section 5.22, the Plan or the Trust Agreement notwithstanding, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof, it being the intent of this Section 5.22 that Gallaher, Fortune, each other Participating Employer and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

                  (d) Invalidity. In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs (or securities underlying

Gallaher ADRs) held in the Gallaher Fund or the exercise of any withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant to a tender offer, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such Gallaher ADRs (or securities underlying Gallaher ADRs) not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to Fortune, or to Fortune, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange Gallaher ADRs held in the Gallaher Fund (or the retention of such shares in the Gallaher
Fund), or to give instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect thereto, but shall act in accordance with the last-dated timely written directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs held in the Gallaher Fund, or giving instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, or the exercise of any withdrawal rights with respect thereto, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, shall take into account directions timely received from Participants, former Participants and Beneficiaries as being the most indicative of their best interests with respect to a tender offer, and may also take into consideration such relevant other factors as the Trustee deems appropriate.

                  (e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) pursuant to the direction of a Participant, former Participant or

Beneficiary shall be allocated to his Accounts in the same manner, in the same proportion and as of the same date as were the securities sold, exchanged or transferred; provided, however, that the proceeds thereof shall not be held in the Gallaher Fund but shall be invested in other Investment Funds on a pro rata basis in accordance with such Participant's, former Participant's or Beneficiary's current investment election under Section 5.02 for Tax Deferred Contributions.

                                   ARTICLE VI

                                    ACCOUNTS


                  6.01. Participants' Accounts. The Committee shall maintain or cause to be maintained the following separate Accounts for each Participant (and, as long as may be appropriate, for each former Participant and Beneficiary):

                  (a) Profit-Sharing Account. A Profit-Sharing Account shall be maintained for each Participant on whose behalf Profit-Sharing Contributions are made pursuant to Article III of this Plan or on whose behalf profit-sharing contributions were made under a Prior Plan, and, subject to the following limitations, such contributions and any earnings and losses thereon shall be allocated to such Profit-Sharing Account:

                  (1) Any amounts maintained in the Profit-Sharing Account of a Participant attributable to profit-sharing contributions made under the Profit-Sharing Plan of American Brands, Inc. or the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan shall be limited to the portion of such profit-sharing contributions that were allocated to such Participant's General Account under such Prior Plans, and any earnings and losses thereon; and

                  (2) Any amounts maintained in the Profit-Sharing Account of a Participant attributable to Profit-Sharing Contributions made pursuant to Section 3.02 of this Plan or under the ACCO World Corporation Profit-Sharing Plan shall be limited to the portion of such profit-sharing contributions that such Participant does not or did not have the option to receive in cash, and any earnings and losses thereon.

                  (b) Cash Option Account. A Cash Option Account shall be maintained for each Participant on whose behalf Profit-Sharing Contributions are made pursuant to Section 3.02 of this Plan or on whose behalf profit-sharing contributions were made under the ACCO World Corporation Profit-Sharing Plan, which such Participant could have elected, but did not elect, to receive in cash, and such contributions and any earnings and losses thereon shall be allocated to such Cash Option Account.

                  (c) Tax Deferred Account. A Tax Deferred Account shall be maintained for each Participant on whose behalf Tax Deferred Contributions are made pursuant to Section 4.01 of this Plan and on whose behalf any tax deferred contributions were made under a Prior Plan, and such contributions and any earnings and losses thereon shall be allocated to such Tax Deferred Account.

                  (d) Supplemental Account. A Supplemental Account shall be maintained for each Participant employed by a MasterBrand Participating Employer on whose behalf Supplemental Contributions are made pursuant to Section 4.01 of this Plan and for each Participant on whose behalf after-tax contributions were made under the Day-Timers, Inc. Profit-Sharing and Employee Savings Plan or the MasterBrand Industries, Inc. Employee Savings Plan, and such contributions and any earnings and losses thereon shall be allocated to such Supplemental Contribution Account.

                  (e) Company Matching Account. A Company Matching Account shall be maintained for each Participant on whose behalf Company Matching Contributions are made pursuant to Section 4.02 of this Plan and on whose behalf any company matching contributions were made under a Prior Plan, except the Acushnet Company Employee Savings Plan, and such contributions and any earnings and losses thereon shall be allocated to such Company Matching Account.

                  (f) Rollover Account. A Rollover Account shall be maintained for each Participant on whose behalf any amount has been rolled over to this Plan pursuant to Section 4.03 of this Plan and, except as otherwise specified in this Section 6.01, on whose behalf any amount has been transferred or rolled over to a Prior Plan, and such amounts and any earnings and losses thereon shall be allocated to such Rollover Account.

                  (g) Grandfathered Withdrawal Account. A Grandfathered Withdrawal Account shall be maintained for each Participant (1) on whose behalf a Withdrawal Account was maintained under the Profit-Sharing Plan of American Brands, Inc. or the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan as of December 31, 1995, (2) on whose behalf a Rollover Account was maintained under the ACCO World Corporation Profit-Sharing Plan as of December 31, 1995 or (3) on whose behalf a Company Contribution Account, Employee Savings Account, Rollover Contribution Account, Transferred General Mills Plan Account or Tax Deductible Account was maintained under the Acushnet Company Employee Savings Plan as of December 31, 1995, and amounts in such accounts (other than any amounts attributable to after-tax contributions) and earnings and losses thereon shall be allocated to such Grandfathered Withdrawal Account as of January 1, 1996.

                  (h) Grandfathered After-Tax Account. A Grandfathered After-Tax Account shall be maintained for each Participant (1) on whose behalf a Deposit Account or Post-Tax Transfer Contribution Account was maintained under the Profit-Sharing Plan of American Brands, Inc. or the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan as of December 31, 1995, (2) on whose behalf an After-Tax Account was maintained under the ACCO World Corporation Profit-Sharing Plan as of December 31, 1995 or (3) on whose behalf an Employee Savings Account or Rollover Account, to which after-tax contributions were made, was maintained under the Acushnet Company Employee Savings Plan as of December 31, 1995, and any after-tax contributions in such accounts and earnings and losses thereon shall be allocated to such Grandfathered After-Tax Account as of January 1, 1996.

                  (i) Kensington Money Purchase Account. A Kensington Money Purchase Account shall be maintained for each Participant on whose behalf a Kensington Money Purchase Account was maintained under the ACCO World Corporation Profit-Sharing Plan as of December 31, 1995 and any amounts in such account and any earnings and losses thereon shall be allocated to the Kensington Money Purchase Account.

                  6.02. Allocation of Earnings and Losses to Accounts. Earnings and losses shall be allocated to the Accounts of all Participants as of each Valuation Date by credit or deduction therefrom, as the case may be, of the increase or decrease in the value of the Investment Funds in which such Accounts are invested since the immediately preceding Valuation Date attributable to interest, dividends, changes in market value, expenses and gains and losses realized from the sale of assets.

                  6.03. Allocation of Contributions to Accounts. As of each Valuation Date, Tax Deferred Contributions, Cash Option Contributions, Supplemental Contributions, Company Matching Contributions, Profit-Sharing Contributions (not otherwise allocable to Cash Option Accounts) and Rollover Contributions made to the Plan during the period then ended by or on behalf of each Participant shall be credited to such Participant's Tax Deferred Account, Cash Option Account, Supplemental Account, Company Matching Account, Profit-Sharing Account and Rollover Account, respectively.

                  6.04.  Annual Additions Limitation.

                  (a) Maximum Annual Additions. The sum of the Annual Additions (as defined in Section 6.04(c)) to a Participant's Accounts in any Plan Year shall not exceed the lesser of:

                  (1) Thirty thousand dollars ($30,000) or, if greater, one-quarter (1/4) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code; or

                  (2) Twenty-five percent (25%) of the Participant's Compensation (as defined for this purpose in Section 6.06).

The limitations set forth in (1) and (2) above shall be adjusted annually for increases in the cost of living, in accordance with regulations issued by the Secretary of the Treasury pursuant to the provisions of Section 415(d) of the Code (or such other Federal income tax statutory provisions as shall at the time be applicable).

                  (b) Procedure for Preventing and Correcting Excess Annual Additions. In the event that the Annual Additions to a Participant's Accounts in any Plan Year would be in excess of the maximum annual limits as a result of the allocation of Forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of elective deferrals or under such other facts and circumstances which the Commissioner of Internal Revenue finds justifiable, the portion of any Supplemental Contributions, and thereafter any Profit-Sharing Contributions, and thereafter any Company Matching Contributions otherwise allocable to a Participant's Accounts shall be reduced by the amount necessary to reduce the amount apportionable to a

Participant to the lesser of the amounts set forth in Section 6.04(a)(1) or (2). In the event that the Annual Additions to a Participant's Accounts for 1996 or any subsequent Plan Year exceed the maximum annual limits as a result of a reasonable error in estimating Compensation, a reasonable error in determining the amount of elective deferrals or under any such other facts and circumstances which the Commissioner of Internal Revenue finds justifiable, the excess amount will be held unallocated in a suspense account. If a suspense account is in existence at any time during a Plan Year pursuant to this section, it will not participate in the allocation of any investment gains and losses. If a suspense account is in existence at any time during a Plan Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Supplemental Contributions, Profit-Sharing Contributions, Company Matching Contributions or Tax Deferred Contributions may be made to the Plan for that Plan Year. Amounts allocated from the suspense account shall be applied to reduce Profit-Sharing Contributions, Company Matching Contributions and Tax Deferred Contributions in the order that they otherwise would have been contributed to the Plan. Excess amounts may not be distributed to Participants or former Participants.

                  (c) Definition of Annual Additions. For purposes of this Plan, the term "Annual Additions" means the amounts allocated to a Participant's Accounts during the year that constitute:

                  (1) the Company Matching Contributions and Profit-Sharing Contributions allocated to such Participant's Accounts.

                  (2) the Tax Deferred Contributions, Supplemental Contributions and Cash Option Contributions allocated to such Participant's Accounts.

                  (3)  Forfeitures.

                  (d) Consolidation of Defined Contribution Plans. For purposes of this Section 6.04, this Plan and any other qualified defined contribution plan maintained by a Participating Employer or Related Employer shall be considered as a single defined contribution plan if a

Participant is a participant in both plans. Amounts allocated to a Participant's individual medical benefit account, as defined in Section 415(l)(1) of the Code, which is part of a defined benefit plan maintained by a Participating Employer or Related Employer shall be treated as annual additions to a defined contribution plan. Amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Section 419A(d) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by a Participating Employer or Related Employer, shall be treated as annual additions to a defined contribution plan. Notwithstanding the foregoing, the compensation limit described in Section 6.04(a)(2) shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition under Section 415(l)(1) of the Code. If a reduction is necessary under
Section 6.04(b), then the reduction shall be made to the Annual Additions under one of such plans as determined by the Committee and the governing bodies of such other plans.

                  6.05. Combined Maximum Limitations. In the event any Participant is also participating in any other qualified plan (within the meaning of Section 401 of the Code) maintained by a Participating Employer or Related Employer, then for any limitation year, which shall be the Plan Year, the sum of the "Defined Benefit Plan Fraction" and the "Defined Contribution Plan Fraction" for such limitation year shall not exceed one (1.0). For purposes of this Section 6.05, such sum shall be determined in accordance with the following:

                  (a) The "Defined Benefit Plan Fraction" for any year is a fraction:

                  (1) the numerator of which is the projected annual benefit of the Participant under each defined benefit plan (determined as of the close of the year); and

                  (2) the denominator of which is the lesser of the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Code for such limitation year times one and one-quarter (1.25), or the amount which may be taken into account under Section 415(b)(1)(B) of the Code for such limitation year times one and two-fifths (1.4).

                  (b) The "Defined Contribution Plan Fraction" for any year is a fraction:

                  (1) the numerator of which is the sum of the annual additions to the Participant's account under each defined contribution plan as of the close of the year; and

                  (2) the denominator of which is the sum of the lesser of the following amounts determined for such limitation year and each prior year of service with the Participating Employer or Related Employer:

                           (A) the product of one and one-quarter (1.25)
                  multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such limitation year; or

                           (B) The product of one and two-fifths (1.4)
                  multiplied by the amount which may be taken into account under
                  Section 415(c)(1)(B) of the Code for such limitation year.

                  For purposes of this Section 6.05, all defined benefit or defined contribution plans shall be treated as one (1) plan by class. In the event the above limitation would otherwise be exceeded in any limitation year, the Participant's benefits under the defined benefit plans are to be limited. In the event any such defined benefit plan fails to provide for such reduction of benefits, the annual additions under this Plan shall be reduced to the extent necessary to comply with the above limitation.

                  If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all limitation years beginning before April 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator), as prescribed by the Secretary of the Treasury, so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Section 415(e)(1) of the Code does not exceed one (1).

                  6.06. Definition of Compensation for Purposes of Sections 6.04 and 6.05. Solely for the purpose of applying the limitations of Sections 6.04 and 6.05, the term "Compensation" shall mean a Participant's W-2 income for the limitation year. Compensation for a limitation year is the compensation actually paid or includable in gross income during such limitation year.

                  6.07. Limitation of Annual Unadjusted Earnings or Compensation. For purposes of this Plan, the Unadjusted Earnings or Compensation of a Participant shall be limited to one hundred and fifty thousand dollars ($150,000) in each Plan Year (adjusted for increases in the cost of living pursuant to rulings of the Secretary of the Treasury). For purposes of applying the annual limitation on Unadjusted Earnings or Compensation under Section 401(a)(17) of the Code, the family unit of a Participant who either is a five percent (5%) owner or is both a Highly Compensated Employee and one of the ten
(10) most Highly Compensated Employees, shall be treated as a single employee with one Unadjusted Earnings or Compensation and the annual limitation on Unadjusted Earnings or Compensation shall be allocated among family members. If as a result of the application of such rules the annual limitation on Unadjusted Earnings or Compensation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Unadjusted Earnings or Compensation prior to the application of such limitation. For purposes of applying such rules, the term "family unit" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year.

                                   ARTICLE VII

                             VESTING AND FORFEITURES


                  7.01. Participant Contributions. A Participant shall at all times be one hundred percent (100%) vested in his Tax Deferred Account and Rollover Account and, where applicable, his Grandfathered After-Tax Account, and employee contributions and earnings thereon in his Grandfathered Withdrawal Account and his Supplemental Account.

                  7.02.  Employer Contributions.

                  (a) Vesting Schedule for Fortune. A Participant who is an Employee of Fortune shall at all times be one hundred percent (100%) vested in his Company Matching Account and his Grandfathered Withdrawal Account. A Participant who is an Employee of Fortune shall be one hundred percent (100%) vested in his Profit-Sharing Account on the first to occur of the following:

                  (1)  his Retirement;

                  (2)  his termination of employment by reason of Disability;

                  (3)  the date of his death;

                  (4)  his attainment of age 65;

                  (5)  his completion of five (5) years of Vesting Service; or

                  (6)  his Termination of Employment Without Fault.

                  (b) Vesting Schedule for ACCO Participating Employers. A Participant who is an Employee of an ACCO Participating Employer who terminates employment on or after January 1, 1996 shall at all times be one hundred percent (100%) vested in his Company Matching Account, Cash Option Account and Kensington Money Purchase Account. A Participant who is an Employee of an ACCO Participating Employer shall be one hundred percent

(100%) vested in his Profit-Sharing Account on the first to occur of the following:

                  (1)  his Retirement;

                  (2)  his termination of employment by reason of Disability;

                  (3)  the date of his death;

                  (4)  his attainment of age 65;

                  (5)  his completion of five (5) years of Vesting Service; or

                  (6)  his Termination of Employment Without Fault.

In addition, a Participant or former Participant who is an Employee of an ACCO Participating Employer and who terminates employment with all Related Employers for a reason other than as stated in this Section 7.02(b) shall be vested in the percentage of the value of his Profit-Sharing Account set forth in the following table:



                Number of Years of                             Vesting
                  Vesting Service                             Percentage
                ------------------                            ----------

                    Less than 1                                   0%
                         1                                       20%
                         2                                       40%
                         3                                       60%
                         4                                       80%
                     5 or more                                  100%

                  (c) Vesting Schedule for Acushnet Participating Employers. A Participant who is an Employee of an Acushnet Participating Employer and who terminates employment on or after January 1, 1996 shall at all times be one hundred percent (100%) vested in his Company Matching Account and any company contributions and earnings thereon in his Grandfathered Withdrawal Account.

                  (d) Vesting Schedule for Beam Participating Employers. A Participant who is an Employee of a Beam Participating Employer shall at all times be one hundred percent (100%) vested in the Withdrawal Balance (as defined in Section 9.03) in his Grandfathered Withdrawal Account. A Participant who is an Employee of a Beam Participating Employer shall be one hundred percent (100%) vested in his Profit-Sharing Account and his Grandfathered Withdrawal Account on the first to occur of the following:

                  (1)  his Retirement;

                  (2)  his termination of employment by reason of Disability;

                  (3)  the date of his death;

                  (4)  his attainment of age 65;

                  (5)  his completion of seven (7) years of Vesting Service; or

                  (6)  his Termination of Employment Without Fault.

In addition, a Participant or former Participant who is an Employee of a Beam Participating Employer and who terminates employment with all Related Employers for a reason other than as stated in this Section 7.02(d) above shall be vested in the percentage of the value of his Grandfathered Withdrawal Account (other than his Withdrawal Balance which is 100% vested) and his Profit-Sharing Account set forth in the following table:




         Number of Years of                                        Vesting
          Vesting Service                                        Percentage
         -----------------                                       ----------
         Less than 3                                                  0%
         3 but less than 4                                           20%
         4 but less than 5                                           40%
         5 but less than 6                                           60%
         6 but less than 7                                           80%
         7 or more                                                  100%


                  (e) Vesting Schedule for MasterBrand Participating Employers. A Participant who is an Employee of a MasterBrand Participating Employer shall at all times be one hundred percent (100%) vested in his Company Matching Account.

                  7.03. Vesting in Prior Plan. Notwithstanding any other provision of this Plan to the contrary, a Participant who participated in a Prior Plan shall be vested in his Accounts at least to the extent he was vested under such Prior Plan.

                  7.04. Amendments to Vesting Schedule. No amendment to the Plan's vesting schedules shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of such amendment. If any vesting schedule of the Plan is amended, each Participant with at least three years of Vesting Service may elect to have his nonforfeitable percentage determined without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

                  (a)  sixty (60) days after the amendment is adopted;

                  (b)  sixty (60) days after the amendment is effective; and

                  (c) sixty (60) days after the Participant is issued written notice of the amendment by Fortune.

                  7.05. Forfeitures. Any Account Balances in a Participant's Accounts that do not become distributable pursuant to Article VIII shall be regarded as Forfeitures upon such Participant's Severance From Service. All amounts forfeited in accordance with this Article VII shall be used to reduce contributions of the Participant's Participating Employer.

                  7.06. Reinstatement of Account Balances. If a former Participant who has received a distribution of less than the full amount of his Account Balances thereafter becomes a Participant, the Participant may, provided a Break in Service of five (5) years has not occurred, repay in cash the amount of his Account Balances which previously had been distributed in accordance with
Article VIII. Upon such repayment, the amount so repaid shall be reinstated as of the Valuation Date next succeeding or coincident with such repayment and shall be nonforfeitable. If a Participant or former

Participant who has received a distribution of less than the full amount of his Account Balances resumes employment prior to incurring a Break in Service of five (5) years, the amount of the Account Balances that the Participant or former Participant did not receive shall be reinstated as of the Valuation Date next succeeding or coincident with his reemployment, regardless of whether such Participant has repaid the amount of his Account Balances which previously had been distributed in accordance with Article VIII. If repayment or reinstatement of such amount is not made as provided herein, the amount of the Participant's Account Balances previously distributed and the amount that the Participant did not receive shall be disregarded in the determination of the Participant's Account Balances. For purposes of Section 7.06, a "Break in Service" means any period commencing with the Participant's Severance From Service and continuing for at least twelve (12) consecutive months until reemployment by any Related Employer. Notwithstanding the foregoing, any former Participant who terminated employment under a Prior Plan prior to January 1, 1996 and who becomes a Participant in this Plan, shall be immediately one hundred percent (100%) vested in any unvested Account Balances attributable to company matching contributions at the time of his termination of employment.

                                  ARTICLE VIII

                                  DISTRIBUTIONS


                  8.01.  Form of Payment.

                  (a) Payment Forms. Except as otherwise set forth in Section 8.03, the vested percentage of the Participant's Account Balances shall be distributed to or for the benefit of the Participant or his Beneficiary, as of the payment dates specified in Section 8.02 and in such one or more of the following forms of settlement as the Participant or his Beneficiary shall elect:

                  (1)  By a single distribution in cash;

                  (2) By a single distribution in whole shares of Fortune Common Stock or Gallaher ADRs to the extent that the portion of such Participant's Account Balances allocated to the Fortune Stock Fund or to the Gallaher Fund is evenly divisible by the fair market value of such stock or Gallaher ADRs on the Valuation Date as of which such Account Balances are determined and the remainder of such Participant's Account Balances in cash; or

                  (3) By periodic installments in cash during a period not to exceed the life expectancy of the Participant or former Participant or the joint life expectancy of the Participant or former Participant and his designated Beneficiary determined at the date of commencement of distribution.

                  (b) Conversion From Periodic Installments to Lump Sum. If a Participant, former Participant or his Beneficiary is receiving periodic installments or is entitled to a deferred distribution pursuant to Section 8.02, the Participating Employer shall upon the request of such Participant, former Participant or Beneficiary direct that all of the Account Balances as of the Valuation Date next succeeding the Committee's approval of the request (or if the date of approval coincides with a Valuation Date, then as of that Valuation
Date), less any periodic installments paid since such Valuation Date, shall be distributed in a single distribution or otherwise applied for the benefit of such Participant, former Participant or Beneficiary. Except as otherwise provided in Article IX, a Participant, former Participant or his Beneficiary who is receiving periodic installments or is entitled to a deferred distribution pursuant to Section 8.02 may not receive a partial single sum distribution of his Account Balances; provided, however, that, notwithstanding any other provision of this Plan to the contrary, a former Participant under the Acushnet Company Employee Savings Plan who terminated employment due to Retirement from an Acushnet Participating Employer prior to January 1, 1996, or the spouse of such former Participant, who is receiving periodic installments or is entitled to a deferred distribution pursuant to Section 8.02 may receive partial single sum distributions of his Account Balances.

                  (c) Allocation of Earnings and Losses. So long as a Participant, former Participant or his Beneficiary is receiving periodic installments pursuant to Section 8.01(a)(3) or is entitled to a deferred distribution pursuant to Section 8.02, such Participant, former Participant or his Beneficiary shall continue to share proportionately in the net income or losses of the Investment Funds but shall not share in any contributions of a Participating Employer for any Plan Year after the Participant becomes a former Participant other than the contribution for his last year of participation if otherwise eligible therefor.

                  (d) Lump Sum Payment of Amounts of $3,500 or Less. Notwithstanding the foregoing, if the vested value of the Participant's Account Balances has not at any time exceeded three thousand five hundred dollars ($3,500), payment shall be made as soon as practicable in a single distribution in cash. If the vested value of such Account Balances is zero (0), then such vested value shall be deemed distributed to the Participant immediately as a full distribution of the vested value of his Account Balances.

                  (e) Reduction of Account Balances and Investment Funds From Periodic Installments. Payments made in periodic installments pursuant to
Section 8.01(a)(3), shall be withdrawn from a Participant's Account Balances first from amounts attributable to after-tax contributions and any earnings thereon and then from his remaining Account Balances on a pro rata basis. Payments in periodic installments made pursuant to Section 8.01(a)(3) shall be withdrawn from the Investment

Funds in which such Participant's Account Balances are invested on a pro rata basis.

                  8.02.  Time of Payment.

                  (a) Distribution Upon Termination of Employment. Subject to
Section 8.02(c) below, in the event that a Participant who is an Employee of an Acushnet Participating Employer or MasterBrand Participating Employer terminates employment (whether by reason of Retirement, Disability, Termination of Employment Without Fault, death or other reason), if elected by the Participant, former Participant or his Beneficiary, such Participant's Account Balances (valued as of the Valuation Date next succeeding or coincident with the later of such termination of employment or receipt by the Committee of a request for distribution) shall be distributed to or applied for the benefit of such Participant, former Participant or his Beneficiary, as soon as practicable following the later of such termination of employment or receipt by the Committee of a request for distribution, in one of the forms of payment specified in Section 8.01. Subject to Section 8.02(c) below, in the event that a Participant who is an Employee of Fortune or an ACCO Participating Employer or Beam Participating Employer terminates employment (whether by reason of Retirement, Disability, Termination of Employment Without Fault, death or other reason), if elected by such Participant, former Participant or his Beneficiary, such Participant's vested Account Balances (valued as of the Valuation Date next succeeding or coincident with the later of such termination of employment or receipt by the Committee of a request for distribution) shall be distributed to or applied for the benefit of such Participant, former Participant or his Beneficiary, as soon as practicable following the later of such termination of employment or receipt by the Committee of a request for distribution, in one of the forms of payment specified in Section 8.01 or, where applicable, Section
8.03 and any Profit-Sharing Contribution allocable to the Profit-Sharing Account or Cash Option Account of such Participant after such date of distribution shall be distributed in a single distribution in cash as soon as practicable after such allocation. Except as otherwise provided in Section 8.01(b), if a Participant, former Participant or his designated Beneficiary elects distribution of his Account Balances in periodic installments pursuant to Section

8.01(a)(3), the period over which distribution shall be made may not be changed after distribution has commenced.

                  (b) Commencement of Distribution. Unless a Participant elects otherwise in writing, distribution of a Participant's Account Balances shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the Participant attains age 65 or terminates employment, whichever is later.

                  (c) Deferred Distribution. Except as otherwise provided in
Section 8.05(b), in the event the Account Balances of a Participant, former Participant or Beneficiary at any time exceeded thirty-five hundred dollars ($3,500) (or such other amount permitted by Treasury Regulations) at the time the Account Balances become distributable, the Account Balances shall not, unless the Participant, former Participant or Beneficiary elects otherwise, by a written election on a form approved by the Committee, be distributed to the Participant, former Participant or Beneficiary, but shall be distributed in periodic installments pursuant to Section 8.01(a)(3) to the Participant, former Participant or Beneficiary commencing on the sixtieth (60th) day after the close of the Plan Year in which the Participant or former Participant would have attained age sixty-five (65) (or actual retirement date, if later) or the Valuation Date coincident with or next succeeding the date the Committee is notified of the death of the Participant, former Participant or Beneficiary. So long as the Account Balances are being so held, such Participant, former Participant or Beneficiary shall, to the extent provided in Section 6.02, continue to share proportionately the net income or net loss and expenses of the Investment Funds but shall not share in any contributions made by a Participating Employer for any Plan Year after the Participant became a former Participant.

                  (d) Minimum Distribution Requirements. A Participant, former Participant or Beneficiary designated pursuant to Section 8.05(a) may also elect, in writing on a form approved by the Committee, signed by the Participant, former Participant or Beneficiary and filed with the Participating Employer prior to the commencement of distribution of Account Balances, that distribution be further deferred (except as otherwise provided herein or in Section 8.05(b)). Notwithstanding anything else in this Plan to the contrary, a Participant's or former Participant's benefits must commence no later than April 1 following the calendar year in which the Participant or former Participant attains age seventy and one-half (70-1/2). Benefits must be paid (1) over a period not longer than the life of the Participant or former Participant and his designated Beneficiary or (2) over a period not extending beyond the life expectancy of the Participant or former Participant or the joint life expectancies of the Participant or former Participant and his designated Beneficiary. If a Participant or former Participant dies before his entire interest has been distributed to him, or if distribution has begun to his designated Beneficiary, the Participant's or former Participant's entire interest (or the remaining part of such interest if distribution has commenced) will be distributed within five (5) years after his death (or the death of his designated Beneficiary); provided, however, that this sentence shall not apply if (A) the distribution of the Participant's or former Participant's interest has commenced and is for a certain term permitted under
(2) and such distribution to the designated Beneficiary commences within one year after the Participant's or former Participant's death or (B) the portion of the Participant's or former Participant's Accounts to which his surviving spouse is entitled shall be distributed over a period not extending beyond the life expectancy of the surviving spouse and such distribution commences no later than the date on which the Participant or former Participant would have attained age seventy and one-half (70-1/2). If the Participant or former Participant dies after commencement of payments, the remaining portion of such interest shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's or former Participant's death. All distributions shall be made in accordance with the regulations under
Section 401(a)(9) of the Code including Treasury Regulation Section
1.401(a)(9)-2.

                  (e) Special Provision for Participants Employed by Fortune. Prior to the April 1 following the calendar year in which he attains age seventy and one-half (70-1/2), a Participant or former Participant who is an Employee of Fortune must make a written election with Fortune on a form approved by the Committee to receive his Account Balances in a form specified in Section 8.01(a), which form shall be irrevocable on such April 1.

If a Participant or former Participant who is an Employee of Fortune does not so elect by such date, the Account Balances shall be distributed in periodic installments pursuant to Section 8.01(a)(3). In the event such Participant or former Participant has elected to receive a distribution pursuant to Section 8.01(a)(1) or (2), the Participant's or former Participant's entire Account Balances shall be distributed by April 1 of the year following the year in which he attained age seventy and one-half (70-1/2) and any Account Balances that become distributable thereafter shall be distributed in the same manner as soon as practicable after the end of each succeeding Plan Year. In the event such Participant or former Participant has elected to receive (or receives in default of such election) distribution in periodic installments pursuant to Section 8.01(a)(3), any Account Balances that become distributable after payments have commenced shall be distributed in periodic installments (subject to Section 8.01(b)). Unless otherwise elected by the Participant, payments made pursuant to this Section 8.02(e) shall be withdrawn first from the Participant's Account Balances attributable to after-tax contributions and earnings thereon and then from his remaining Account Balances on a pro rata basis.

                  (f) Notice Requirement. Any election pursuant to this Section
8.02 shall be made by filing the appropriate form in the manner and within the time limits set by the Committee.

                  (g) Limitation on Amounts Distributable From Frozen Mutual Benefit GIC Fund. Notwithstanding any other provision of the Plan to the contrary, any distribution attributable to amounts invested in the Frozen Mutual Benefit GIC Fund shall be limited to the greater of:

                  (1) the vested amount that can be withdrawn from the Mutual Benefit Life Insurance Company guaranteed interest contract in which the Investment Fund is invested; and

                  (2) the vested amount of the Participant's Account Balances invested in the Frozen Mutual Benefit GIC Fund that may be paid pursuant to the Cash Advance program set forth in Section 4.09; provided, however, that such distribution shall be limited so that the sum of the Cash Advances used to fund the distribution plus all other annual additions credited to the Participant's Accounts (including any previous Cash Advances) for that Plan Year, do not exceed the contribution limits in Section 415 of the Code.

                  8.03.  Payment of Kensington Money Purchase Account Balances.

                  (a) Section 401(a)(11) Assets. The Trustee shall be directed to make payment to a Participant of all amounts held in his Kensington Money Purchase Account, which amounts are subject to the joint and survivor annuity requirements of Section 401(a)(11) of the Code and hereinafter referred to as "Section 401(a)(11) Assets", upon termination of the Participant's employment (whether by reason of Retirement, Disability, Termination of Employment Without Fault, death or other reason) in accordance with this Section 8.03.

                  (b) Direction of Payment. The Trustee shall be directed to pay the Participant's portion of his vested Account Balance attributable to Section 401(a)(11) Assets (as defined by Treasury Regulation Section 1.401(a)-20), in cash or in kind, to or for the benefit of the Participant, as of the payment date and in the form of payment described in Section 8.03(c) below, unless the Participant elects a form of payment offered in Section 8.01(a) or Section 8.02(c)(2) and, if he is married, pursuant to a qualified election, as described in Section 8.03(d).

                  (c)  Payment Forms.

                  (1) If a Participant is legally married on the annuity starting date as defined by Treasury Regulation Section 1.401(a)-20, payment to the Participant of his Section 401(a)(11) Assets shall be made by the purchase of a joint and survivor annuity, unless the Participant elects a form of payment offered in Section 8.01(a) or
         Section 8.03(c)(2) pursuant to a qualified election, as described in
         Section 8.03(d). The joint and survivor annuity shall be equal in value to a single life annuity. The joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to fifty percent (50%) of the rate at which such benefits were payable to the Participant. The Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime.

                  (2) If a Participant is not married on the annuity starting date as defined in Treasury Regulation Section 1.401(a)-20, payment to the Participant of his Section 401(a)(11) Assets shall be made in accordance with the methods available under Section 8.01(a), or in accordance with the following options:

                           (A) Payments over a period certain in monthly,
                  quarterly, semiannual, or annual cash installments after first having: (i) segregated the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (ii) purchased a nontransferable annuity contract providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the joint life expectancy of the Participant and his Beneficiary); or

                           (B) Purchase of an annuity; provided that such
                  annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his Beneficiary) or the life expectancy of the Participant (or the joint normal life expectancy of the Participant and his Beneficiary).

                  (d) Qualified Election. To make a qualified election, a married Participant must waive his right to the joint and survivor annuity within the ninety (90) day period ending on the annuity starting date, as defined by Treasury Regulation Section 1.401(a)-20. A married Participant's spouse must consent to his waiver of the joint and survivor annuity. The spouse's consent to the waiver must be in writing, must acknowledge the effect of the waiver and must specify either:

                  (1)  The optional form of benefit selected; or

                  (2) That the spouse has the right to limit consent to a specific optional form and elects to relinquish such right. In order to be valid, the spousal consent must be witnessed by a Plan representative or a notary public. Such spousal consent shall be revocable by the spouse at any time prior to the annuity starting date, as defined in Treasury Regulation Section 1.401(a)-20.

                  Notwithstanding the foregoing consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified election. In the event that the spouse of a Participant is legally incompetent to give consent, such consent may be given by the spouse's legal guardian, which shall include the Participant in the event the Participant is the legal guardian of the spouse. In the event the Participant is legally separated or has been abandoned, as provided by a court order, spousal consent shall not be required, except where otherwise provided by a Qualified Domestic Relations Order.

                  Any consent necessary under this provision shall be valid only with respect to the spouse who signs the consent or, in the event of a deemed qualified election, the designated spouse. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the annuity starting date. The number of revocations shall not be limited.

                  The Committee shall provide to each Participant, within a reasonable period prior to the annuity starting date, a written explanation of:

                  (1) The terms and conditions of the joint and survivor annuity;

                  (2) The Participant's right to make and the effect of an election to waive the joint and survivor annuity;

                  (3)  The rights of the Participant's spouse; and

                  (4) The right to make and the effect of a revocation of a previous election to waive the joint and survivor annuity.

                  (e) Qualified Pre-Retirement Survivor Annuity. If a Participant dies before the annuity starting date, payment of his vested Account Balance attributable to Section 401(a)(11) Assets shall be made to the surviving spouse of the Participant in the form of a qualified pre-retirement survivor annuity unless the Participant either has no spouse or has designated another Beneficiary in the manner described in Section 8.06, or the spouse elects to receive payment in a form provided in Section 8.01(a) or 8.03(c)(2). The surviving spouse may elect to receive payment as soon as administratively feasible after the Participant's death. In order for the designation of a Beneficiary other than the spouse to be valid, the designation must have been made after the first day of the Plan Year in which the Participant attains age thirty-five (35), the designation must contain a waiver of the qualified pre-retirement survivor annuity, the Participant's spouse must consent in writing to the waiver of the qualified pre-retirement survivor annuity and either to the specific nonspouse Beneficiary designation or to a general Beneficiary designation, provided such consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary and elects to relinquish such right. A valid spousal consent shall be witnessed by either a representative of the Plan or a notary public and shall be revocable by the spouse at any time prior to the annuity starting date, as defined in Treasury Regulation Section 1.401(a)-20. The Committee shall provide to each Participant a written explanation of the qualified pre-retirement survivor annuity within the applicable period. With respect to any Participant, the applicable period means whichever of the following periods ends last:

                  (1) The period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

                  (2) A reasonable period ending after the individual becomes a Participant; or

                  (3) A reasonable period ending after Section 401(a)(11) of the Code first applies to the Participant.

                  Notwithstanding the foregoing, in the case of a Participant who separates from service before attaining age thirty-five (35), the applicable period means the period beginning one (1) year before the separation from service and ending one (1) year after such separation. The written explanation of the qualified pre-retirement survivor annuity shall provide comparable notice and information to that described in Section 8.03(d) with respect to the joint and survivor annuity.

                  A married Participant may designate a nonspouse Beneficiary prior to the first day of the Plan Year in which the Participant attains age thirty-five (35) if a written explanation of the pre-retirement survivor annuity is given to the Participant by the Committee prior to the time of designation. Such early nonspouse Beneficiary designation shall become invalid as of the first day of the Plan Year in which the Participant attains age thirty-five
(35). The designation of a nonspouse Beneficiary shall be revoked automatically upon the marriage or remarriage of the Participant. Notwithstanding the foregoing, the spousal consent requirement shall not apply if it is established to the satisfaction of the Committee either that the spouse cannot be located or that other circumstances set forth in regulations promulgated under Section 417 of the Code which preclude the necessity of the spouse's consent are present with respect to the Participant.

                  If a Participant is not married or if he has designated a Beneficiary other than his spouse, his vested Account Balance attributable to
Section 401(a)(11) Assets shall be paid to his designated Beneficiary in any of the forms permitted under Section 8.01(a) or 8.03(c)(2).

                  If the Participant's surviving spouse is his Beneficiary, his surviving spouse may elect to receive payments in any of the forms permitted under Section 8.01(a) or 8.03(c)(2).

                  8.04. Certain Retroactive Payments. If the amount of the payment required to be made or to commence on the date determined under Section
8.02 or 8.03 cannot be ascertained by such date, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan.

                  8.05.  Designation of Beneficiary.

                  (a) Designation by Participant. At any time prior to distribution of the Account Balances in a Participant's Accounts or, if distribution shall have begun in periodic installments, then at any time prior to distribution of the last installment, a Participant or former Participant may designate a Beneficiary or Beneficiaries (who may be executors or trustees and who shall be the same person or persons for each of the Participant's Accounts) in a writing filed with the Participating Employer on a form approved by the Committee, signed by the Participant or former Participant. Any such designation may be revoked or changed by the Participant or former Participant in a writing filed with the Participating Employer on a form approved by the Committee, at any time prior to distribution of such Account Balances or, if distribution shall have begun in periodic installments, then at any time prior to distribution of the last installment. The spouse of a Participant or former Participant shall in all cases be deemed to be the Beneficiary of the Participant or former Participant unless the Participant or former Participant prior to death shall have filed with the Participating Employer on a form approved by the Committee a designation of someone else as Beneficiary and the spouse of the Participant or former Participant shall have consented in writing to such designation and the consent acknowledges the effect of the designation and is witnessed by a notary public or Plan representative. The spouse's consent may be dispensed with only if the Participant establishes to the satisfaction of the Participating Employer that the spouse's consent cannot be obtained because the spouse cannot be located or because of such other reasons as may be prescribed by Treasury Regulations. If no effective designation of Beneficiary by a Participant or former Participant shall be on file with the Participating Employer when Account Balances would otherwise be distributable to a Beneficiary designated by a

Participant or former Participant, then such balance shall be distributed to the spouse of the Participant or former Participant or, if there is no spouse, to the executor of the will or the administrator of the estate of the Participant or former Participant or, if no such executor or administrator shall be appointed within six (6) months after the death of such Participant or former Participant, the Committee shall direct that distribution be made, in such shares as the Committee shall determine, to the child, parent or other blood relative of such Participant or former Participant, or any of them, or to such other person or persons as the Committee may determine.

                  (b) Designation by Surviving Primary Beneficiary. Each person who is a surviving primary Beneficiary designated pursuant to Section 8.05(a) above at the time of the death of the Participant or former Participant may designate a Beneficiary or Beneficiaries (who may be executors or trustees and who shall be the same person or persons for each of the Participant's Accounts) to receive, upon the death of such Beneficiary designated pursuant to Section 8.05(a) above, all or any portion of the Account Balances otherwise distributable to the Beneficiary pursuant to Section 8.05(a) above as of such Beneficiary's date of death. Notwithstanding any other provision of this Plan to the contrary, any balance distributable to any Beneficiary designated by a Beneficiary pursuant to this Section 8.05(b) shall be distributed pursuant to one of the methods of settlement provided in Section 8.01(a)(1) or (a)(2) as elected by the Beneficiary designated pursuant to this Section 8.05(b) as soon as practicable after the date of death of the Beneficiary designated pursuant to
Section 8.05(a) above and such balance shall be computed as of the Valuation Date immediately preceding such date of death (or, if such date of death coincides with a Valuation Date, then as of that Valuation Date). Any designation made pursuant to this Section 8.05(b) may be made at any time prior to the distribution of the Account Balances in the Participant's or former Participant's accounts to the Beneficiary designated pursuant to Section 8.05(a), or if distribution shall have begun in periodic installments, prior to the distribution of the last installment to the Beneficiary designated pursuant to Section 8.05(a) above. Any designation made pursuant to this Section 8.05(b) shall be made in a writing filed with the Participating Employer on a form approved by the Committee and signed by the Beneficiary designated pursuant to Section 8.05(a) above. Any designation made pursuant to this Section 8.05(b) may be revoked or changed by the Beneficiary designated pursuant to Section 8.05(a), in a writing filed with the Participating Employer on a form approved by the Committee, at any time prior to distribution of such Account Balances to the Beneficiary designated pursuant to
Section 8.05(a) or, if distribution shall have begun in periodic installments, at any time prior to distribution of the last installment to such Beneficiary. If no effective designation of Beneficiary pursuant to this Section 8.05(b) shall be on file with the Participating Employer upon the death of the Beneficiary designated pursuant to Section 8.05(a) above, any balance otherwise then distributable to the Beneficiary designated pursuant to Section 8.05(a) above shall be distributed to the spouse of such Beneficiary or, if there is no spouse, to the executor of the will or the administrator of the estate of such Beneficiary or, if no such executor or administrator shall be appointed within six (6) months after the death of such Beneficiary, the Committee shall direct that distribution be made, in such shares as the Committee shall determine, to the child, parent or other blood relative of such Beneficiary, or any of them, or to such other person or persons as the Committee may determine.

                  8.06. Payment in Event of Legal Disability. If a Participant, former Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Committee, to attend properly to his personal financial matters, the Trustee may make such payments in such of the following ways as the Committee shall direct to the spouse, child, parent or other blood relative of such Participant, former Participant or Beneficiary, or any of them, or to such other person or persons as the Committee may determine until such date as the Committee shall determine that such incapacity no longer exists.

                  8.07. Missing Distributees. If all or any part of the interest of any Participant, former Participant or Beneficiary becomes distributable hereunder and the whereabouts of such Participant, former Participant or Beneficiary is then unknown to the Participating Employer and the Participating Employer fails to receive a claim for such distribution from the person entitled thereto, or from any other person validly acting in his behalf, within two (2) years thereafter, then the amount of such distribution shall be forfeited as of the next Valuation Date; provided, however, that if the person entitled to receive such distribution subsequently claims it, the amount shall be restored. Any such Forfeiture shall be applied as soon as practicable to reduce Participating Employer contributions under the Plan.

                  8.08. Information Required of Distributees. Each Participant, former Participant and Beneficiary of a deceased Participant shall file with the Participating Employer from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to such person at his last post office address filed with the Participating Employer, or if no such address was filed with the Participating Employer then at his last post office address as shown in a Participating Employer's records, if any, shall be binding on such person for all purposes of this Plan, and neither any Participating Employer nor the Trustee shall be obligated to search for or ascertain the whereabouts of any Participant, former Participant or Beneficiary.

                  8.09.  Direct Rollover Provision.

                  (a) Direct Rollover Option. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this paragraph (a), a distributee may elect, at the time and manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b) Eligible Rollover Distribution Defined. For purposes of this Section 8.09, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution shall not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more, (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (c) Eligible Retirement Plan Defined. For purposes of this
Section 8.09, an eligible retirement plan is (1) an individual retirement account described in Section 408(a) of the Code, (2) an individual retirement annuity described in Section 408(b) of the Code, (3) an annuity plan described in Section 403(a) of the Code, or (4) a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution; provided, however, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (d) Distributee Defined. For purposes of this Section 8.09, a distributee is an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a "qualified domestic relations order", as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (e) Direct Rollover Defined. For purposes of this Section 8.09, a direct rollover is any payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE IX

                             IN-SERVICE WITHDRAWALS


                  9.01. Hardship Withdrawals. In addition to any other withdrawals that may be made pursuant to this Article IX, a Participant may, prior to his Severance From Service, apply for a withdrawal of a specified portion of the vested Account Balances in his Accounts (except his Kensington Money Purchase Account and amounts invested in life insurance policies pursuant to Section 5.19), in accordance with the following:

                  (a) Amount and Frequency. Subject to the limitations set forth in Section 9.04 and subject to such uniform and nondiscriminatory rules as may be promulgated from time to time by the Committee, a Participant may apply not more frequently than once during any twelve (12) month period for a hardship withdrawal of all or any part of his Account Balances not previously withdrawn (excluding earnings credited on Tax Deferred Contributions after December 31, 1988 and amounts invested in life insurance policies pursuant to Section 5.19).

                  (b) Hardship Required. The withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. A Participant shall be deemed to have an immediate and heavy financial need if the hardship is on account of
(1) unreimbursed medical expenses incurred by the Participant, the Participant's spouse, or any dependents, or necessary for such person to obtain medical care,
(2) the purchase of the principal residence of the Participant (excluding regular mortgage payments), (3) tuition and related educational fees for post-secondary education for the Participant, the Participant's spouse, or dependents for the following twelve (12) months, and (4) the need to prevent eviction from or foreclosure on the Participant's principal residence. A Participant shall be deemed to have established that the amount to be withdrawn is not reasonably available from other resources if the Participant has obtained all other in-service withdrawals, distributions and nontaxable loans available under this Plan and any other plan maintained by the Participating Employer. Any determination of the existence of financial hardship and the amount to be distributed as a result thereof shall be made by the Participating Employer in accordance with the Code and the applicable regulations and using a uniform and nondiscriminatory standard. If approved by the Participating Employer, such withdrawal shall not exceed the amount required to meet the need created by the hardship, including any amounts necessary to pay any Federal, State or local income taxes or penalties reasonably anticipated to result from the withdrawal.

                  (c) Notice Requirement. Any application for a hardship withdrawal made pursuant to this Section 9.01 shall be submitted to the Participating Employer within a period as may be specified by the Committee and must be on a form approved by the Committee.

                  (d) Effective Date and Valuation Date. A hardship withdrawal shall be effective as of the Valuation Date coincident with or immediately preceding a Participant's request for a hardship withdrawal and valued as of the same Valuation Date. Payment of any amount withdrawn pursuant to this Section
9.01 shall be made as soon as practicable on or after the effective date of such hardship withdrawal.

                  (e) Effect on Account Balances and Investment Funds. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 9.01, such Account Balances shall be reduced from his Accounts in the following order:
(1) any Supplemental Account; (2) any Rollover Account; (3) any Tax Deferred Account and Cash Option Account, on a pro rata basis; (4) any Company Matching Account; and (5) any Profit-Sharing Account. Amounts allocated to the Investment Funds in the Accounts from which amounts are withdrawn pursuant to this Section
9.01 shall be reduced on a pro rata basis.

                  (f) Limitations. If a hardship withdrawal is made pursuant to this Section 9.01, the Participant may not make Tax Deferred Contributions or, in the case of a Participant employed by a MasterBrand Participating Employer, Supplemental Contributions for a period of twelve (12) months following the date of receipt of the distribution, and the dollar limitation specified in Section
4.04 shall be reduced for the Plan Year following the year of withdrawal by the amount of the Tax Deferred Contributions made by the Participant during the Plan

Year of the hardship withdrawal. Notwithstanding any other provision of this Plan to the contrary, the amount of any hardship withdrawal made pursuant to this Section 9.01 shall be limited in accordance with Section 9.04.

                  9.02.  Withdrawals Upon Attainment of Age 59-1/2.

                  (a) Amount. In addition to any other withdrawals that may be made pursuant to this Article IX, and subject to the limitations set forth in
Section 9.04, a Participant may, prior to his Severance From Service apply for a withdrawal of all or any portion of his vested Account Balances in his Accounts (except his Kensington Money Purchase Account and amounts invested in life insurance policies pursuant to Section 5.19) after he has attained age fifty-nine and one-half (59-1/2).

                  (b) Notice Requirement. Any application for a withdrawal made pursuant to this Section 9.02 shall be submitted to the Participating Employer within a period prior to the effective date of the withdrawal as may be specified by the Committee and must be on a form approved by the Committee.

                  (c) Effective Date and Valuation Date. A withdrawal made pursuant to this Section 9.02 shall be effective as of the Valuation Date coincident with or next succeeding a Participant's request for such withdrawal and valued as of such Valuation Date. Payment of any amount withdrawn pursuant to this Section 9.02 shall be made as soon as practicable on or after the effective date of such withdrawal in a single sum payment in cash.

                  (d) Effect on Account Balances and Investment Funds. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 9.02, such Account Balances shall be reduced from his Accounts in the following order:
(1) any Supplemental Account or Grandfathered After-Tax Account; (2) any Grandfathered Withdrawal Account; (3) any Rollover Account; (4) any Tax Deferred Account and Cash Option Account, on a pro rata basis; (5) any Company Matching Account; and (6) any Profit-Sharing Account. Amounts allocated to the Investment Funds in the Accounts from which amounts are withdrawn pursuant to this Section 9.02 shall be reduced on a pro rata basis.

                  9.03. Withdrawals From Grandfathered Withdrawal Accounts and Grandfathered After-Tax Accounts.

                  (a) In General. Subject to the limitations set forth in
Section 9.03(b), in addition to any other withdrawals described in this Article IX, a Participant may elect to withdraw all or any part of the Account Balances in his Grandfathered Withdrawal Account or Grandfathered After-Tax Account. Any election to withdraw such Account Balances must be made within the time period prior to the effective date of such withdrawal as may be designated by the Committee and in the form specified by the Committee. If such Participant elects to withdraw all of the Account Balances in his Grandfathered After-Tax Account, such Account Balances shall be distributed to him pursuant to one of the methods of distribution provided for in Section 8.01(a)(1) or (2) as he shall specify. If such Participant elects to withdraw part of the Account Balances in his Grandfathered After-Tax Account or all or any part of the Account Balances in his Grandfathered Withdrawal Account, such Account Balances shall be distributed to him in a single distribution in cash. The amount to be reduced by reason of a Participant's election to withdraw all or any part of the Account Balances in his Grandfathered Withdrawal Account or Grandfathered After-Tax Account shall be valued as of the Valuation Date next succeeding the date of filing his election to withdraw. Whenever all or any part of the Account Balances in a Participant's Grandfathered Withdrawal Account or Grandfathered After-Tax Account is withdrawn pursuant to this Section 9.03, amounts allocated therein to the Investment Funds shall be reduced on a pro rata basis.

                  (b) Limitations. Notwithstanding any other provision of this Plan to the contrary, a Participant who is an Employee of a Beam Participating Employer shall not withdraw any amounts held in his Grandfathered Withdrawal Account until he has been a Participant for at least three (3) years and the amount that such Participant may withdraw from his Grandfathered Withdrawal Account shall be limited to his Withdrawal Balance in such Grandfathered Withdrawal Account. Such Participant's Withdrawal Balance shall be the Account Balance in his Grandfathered Withdrawal Account as of the Valuation Date coincident with or next succeeding the date of filing of his request to withdraw, minus the value as of such Valuation Date of his Grandfathered Withdrawal Account as of the Annual Valuation Dates in each Plan Year ended within the two (2) years prior to the start of the Plan Year in which such request to withdraw is filed. In no event shall such Participant be permitted to withdraw any part of the contribution of a Beam Participating Employer made within two (2) years prior to the date of such withdrawal. Notwithstanding any other provision of this Plan to the contrary, a Participant who is an Employee of an Acushnet Participating Employer may not withdraw any Account Balances in his Grandfathered Withdrawal Account attributable to company matching contributions made under the Acushnet Company Employee Savings Plan that have not been held for at least two (2) years.

                  9.04. Limitation on Withdrawals. Notwithstanding any other provision of this Plan to the contrary, any withdrawal made pursuant to this
Article IX from the Frozen Mutual Benefit GIC Fund shall be solely for hardship and shall be limited to the greater of:

                  (a) the vested amount that can be withdrawn from the Mutual Benefit Life Insurance Company guaranteed income contract in which the Fund is invested; and

                  (b) the Participant's Account Balances invested in the Frozen Mutual Benefit GIC Fund that may be paid pursuant to the Cash Advance program set forth in Section 4.09; provided, however, that the withdrawal shall be limited so that the sum of the Cash Advances used to fund the withdrawal plus all other annual additions credited to the Participant's Accounts (including any previous Cash Advances) for that Plan Year does not exceed the contribution limits set forth in Section 415 of the Code.

                                    ARTICLE X

                                      LOANS


                  10.01. Availability. A Participant may make application to his Participating Employer to borrow from the vested portion of his Account Balances; provided, however, that a Participant who is an Employee of an ACCO Participating Employer may not borrow any portion of the Account Balances in his Kensington Money Purchase Account and may not apply for a loan under this Plan prior to April 1, 1996 (other than a loan which would have been available in the event of a hardship under the terms of the ACCO World Corporation Profit-Sharing Plan in effect as of December 31, 1995). The Participating Employer may, upon such uniformly applicable conditions as the Committee shall prescribe, make such a loan in accordance with this Article X. No more than one loan the purpose of which is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant and one loan for any other purpose may be outstanding to a Participant at any time and a Participant may not apply for more than one loan of each type within the same recordkeeping month. A Participant may not apply for a new loan until ninety (90) days after the prior loan is repaid in full. Notwithstanding the foregoing, any loans outstanding as of December 31, 1995 of a Participant who is an Employee of Fortune or an ACCO Participating Employer or Beam Participating Employer (1) shall not be included for purposes of determining the number of loans that may be outstanding under this Plan, (2) shall not be subject to the ninety-day limitation set forth in the immediately preceding sentence and (3) shall not be refinanced. A former Participant whose Accounts have not been distributed and who is a party-in-interest within the meaning of Section 3(14) of ERISA may also make an application to borrow to the extent required by Federal law.

                  10.02. Effect on Account Balances and Investment Funds. A loan shall be made as of the Valuation Date next succeeding the Participating Employer's receipt of the loan application and shall be based on the Participant's Account Balances as of the Valuation Date immediately preceding the Valuation Date as of which the loan is made. Whenever all or any part of a Participant's Account Balances are borrowed, the amount representing such vested Account Balances or part thereof transferred to the Loan Fund shall be reduced effective August 1, 1996 in the following order:
(a) any Profit-Sharing Account; (b) any Company Matching Account; (c) any Tax Deferred Account and Cash Option Account, on a pro rata basis; (d) any Rollover Account; (e) any Supplemental Account; (f) any Grandfathered Withdrawal Account and (g) any Grandfathered After-Tax Account. The loan and such reduction shall be effective as of the same Valuation Date. A loan shall be withdrawn from the respective Investment Funds in which such vested Account Balances are invested on a pro rata basis; provided, however, no loans shall be made from Account Balances invested in the Frozen Mutual Benefit GIC Fund or amounts invested in life insurance policies pursuant to Section 5.19.

                  10.03. Amount. The amount of any loan made pursuant to this
Article X shall not be less than one thousand dollars ($1,000). The aggregate amount of all such loans to a Participant or eligible former Participant shall not exceed fifty percent (50%) of the vested portion of his Account Balances under the Plan, and shall not exceed fifty thousand dollars ($50,000) minus the largest outstanding Plan loan balance during the twelve (12) month period ending the day before the loan is made.

                  10.04. Term of Loan. The term of a loan shall not exceed five
(5) years. Notwithstanding the foregoing, the term of a loan shall not exceed ten (10) years if its purpose is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant.

                  10.05. Promissory Note. A secured promissory note shall be delivered to the Trustee pledging as collateral a portion of the Participant's vested interest in his Accounts not less than the amount of the borrowing. Interest on a loan shall be fixed by the Committee at a rate reasonably equivalent to prevailing market interest rates.

                  10.06. Repayment. The loan shall be repaid in regular installments in each pay period, by means of payroll deductions. Prepayment of a loan in its entirety without penalty shall be permitted at any time. Partial prepayment of a loan shall not be permitted at any time.

Notwithstanding the foregoing, repayment by a Participant who is on an Approved Leave of Absence or by an eligible former Participant shall be made by such Participant or former Participant on at least a monthly basis to the Trustee by means of a check or money order delivered to the Participating Employer. A loan which is not repaid when due shall be deemed to be in default. A loan under the Plan shall constitute an earmarked investment of the borrowing Participant's Accounts. Loan repayments shall be credited to the Participant's Account or Accounts from which the loan was made monthly on a pro rata basis. For Participants who are Employees of all Participating Employers other than Fortune, loan repayments shall be credited to the Investment Funds monthly in accordance with the Participant's investment election under Section 5.02 in effect at the time of repayment of the loan or, in the absence of such investment election, to the Short-Term Investment Fund. For Participants who are Employees of Fortune, loan repayments shall be credited to the Investment Funds monthly in accordance with the Participant's investment election with respect to all contributions other than Profit-Sharing Contributions in effect at the time of repayment of the loan, or, in the absence of such an investment election, in accordance with the Participant's investment election with respect to Profit-Sharing Contributions to the Plan in effect at the time of repayment of the loan or, in the absence of such investment election, to the Short-Term Investment Fund.

                  10.07. Reduction of Account Balance. Upon a Participant's termination of employment or at such other time as the Participant's Account Balances are distributed before a loan is repaid in full, the unpaid balance thereof, together with interest due and payable thereon, shall become due and payable, and the Trustee shall first satisfy the indebtedness from the amount payable to the Participant before making any payments to Participant. If a loan becomes in default, foreclosure on the promissory note and attachment of security on such loan will not occur until a distributable event occurs under the Plan.

                                   ARTICLE XI

                             ADMINISTRATION OF PLAN


                  11.01.  Fiduciaries.

                  (a) Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan, the Trust Agreement or the Special Trust Agreement or delegated to them by the Company. In general, the respective Participating Employers shall the have the sole responsibility for making the contributions provided for under
Article III. The Board of Directors shall have the sole authority to appoint and remove the members of the Committee, the members of the Trusts Investment Committee and the Trustee, and to amend or terminate, in whole or in part, this Plan or the Trust. The board of directors of ACCO shall have the sole authority to appoint and remove the Special Trustee. The Company shall be the Plan administrator for purposes of ERISA and shall have the sole responsibility for the administration of this Plan, except that the Committee, or its delegate, the Participating Employers and the Trusts Investment Committee shall have the sole responsibility for the performance of those administrative duties specifically given them as described in this Plan. The Executive Committee of the Board of Directors shall have the sole authority to appoint Investment Managers and select mutual funds. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held thereunder, except that, if one or more Investment Managers are appointed, each Investment Manager shall have sole authority and responsibility for the investment and reinvestment of such portion of the Investment Funds as the Trusts Investment Committee directs. The Special Trustee shall have the sole responsibility for the administration of the Special Trust and the management of the assets held thereunder. The Investment Managers shall have the sole authority to exercise the right to vote proxies with respect to any securities held in the Trust, except for proxies with respect to Fortune Common Stock held in the Fortune Stock Fund and Gallaher ADRs held in the Gallaher Fund, except that the Trusts Investment Committee shall vote proxies with respect to investment funds held in mutual funds.

                  (b) Reliance of Fiduciaries. Each Fiduciary may rely upon any direction, information or action of another Fiduciary with respect to matters within the responsibility of such other Fiduciary as being proper under this Plan or any funding instrument and is not required under this Plan or funding instrument to inquire into the propriety of any such direction, information or action. To the maximum extent permitted by law, it is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. To the maximum extent permitted by ERISA, no other Fiduciary shall be liable for any loss which may result from a decision of an Investment Manager with respect to Plan assets under its control.

                  (c) Named Fiduciary. Fortune shall be the "Named Fiduciary" for purposes of ERISA. The Secretary of Fortune shall be subject to service of process on behalf of the Plan.

                  11.02. Corporate Employee Benefits Committee. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in a Corporate Employee Benefits Committee appointed from time to time by the Board of Directors to serve at its pleasure. No person shall be ineligible to be a member of the Committee because he is, was or may become a Participant of the Plan.

                  11.03. Organization of Committee. The Board of Directors shall elect a Chairman from among the members of the Committee and a Secretary who may be but need not be a member of the Committee.

                  11.04. Action by Committee. The Committee shall hold meetings upon such notice, at such place or places and at such time or times, as it may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted or other action taken by the Committee shall be by vote of a majority of the members of the Committee present at any meeting or without a meeting by instrument in writing signed by a majority of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, takes such reasonable and legal steps in opposing such action or failure to act as may be appropriate, shall not be responsible for any such action or failure to act.

                  11.05. Disqualification of Committee Members. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits under the Plan.

                  11.06. Committee Rules; Conclusiveness of Determinations. The Committee, subject to the limitations of the Plan, shall from time to time establish rules for the administration of the Plan and the transaction of its business and shall make determination of all questions arising out of or in connection with the provisions of the Plan not required by the Plan to be determined by the Board of Directors or its Executive Committee, a Participating Employer or the board of directors of another Participating Employer, the Internal Audit Department of Fortune or the independent public accountants who audit the books of Fortune and its consolidated subsidiaries, and any such determination shall be conclusive upon all persons having an interest in or under the Plan. Notwithstanding any other provision of this Plan to the contrary, the Committee may delegate any of its responsibilities for administration of the Plan. The foregoing powers of the Committee and any of its delegates shall be exercised in accordance with the provisions of Sections 11.07 and 11.14.

                  11.07. Committee Powers and Duties. The Committee shall have such powers and duties as may be necessary to discharge its responsibilities hereunder, including, but not by way of limitation, the following:

                  (a) except as otherwise specified in Section 11.06, to construe and interpret the Plan, decide all questions of eligibility and determine the manner and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by Participants, former Participants and/or Beneficiaries filing applications for benefits;

                  (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                  (d) to receive from the Participating Employers, the Trustee, the Special Trustee and Participants such information as shall be necessary for the proper administration of the Plan;

                  (e)  to prepare such reports in accordance with Section 11.08;

                  (f) to receive, review, and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust and the Special Trust;

                  (g) to direct the Trustee and the Special Trustee with respect to the payment of benefits; and

                  (h) to employ agents, attorneys, accountants, or other persons (who also may be employed by any Participating Employer or the Trustee or the Special Trustee), and to allocate or delegate to them such powers, rights, and duties as the Committee may consider necessary or advisable to properly carry out the administration of the Plan, including but not limited to maintaining the accounts of Participants and determining eligibility and claims for benefits and applications for loans and in-service withdrawals, provided that such allocation or delegation, and the acceptance thereof by such agents, attorneys, accountants, or other persons, shall be in writing.

                  11.08. Reports. The Committee shall prepare annually a report showing in reasonable detail the assets of the Plan and giving a brief account of the operation of the Plan for the preceding Plan Year. Such report shall be submitted to the Board of Directors and a copy thereof shall be filed with the Secretary of the Committee. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' employment, Account Balances and the percentages thereof which are vested under the Plan; notifications to Participants; annual registration with the Internal

Revenue Service and annual reports to the Department of Labor.

                  11.09. Claims Procedure. The Participating Employer shall make all determinations as to the right of any person to a benefit. Any denial by the Participating Employer of the claim for benefits under the Plan by a Participant, former Participant or Beneficiary shall be stated in writing by the Participating Employer and delivered or mailed to the Participant, former Participant or Beneficiary within ninety (90) days after receipt by the Participating Employer; and such notice shall set forth the specific reasons for the denial. In the event of a denial of a claim, a claimant may notify the Committee in writing within sixty (60) days after receipt of written denial of the claim that the claimant wishes a review of the denial of the claim and present to the Committee a written statement of the claimant's position. The Committee shall act upon such request for review within sixty (60) days after receipt thereof unless special circumstances require further time, but in no event later than one hundred twenty (120) days after receipt. If the Committee confirms the denial, in whole or in part, the Committee shall present in a written notice to the claimant the specific reasons for denial and specific references to the Plan provisions on which the decision was based, in a manner calculated to be understood by the claimant.

                  11.10. Data Concerning Participants. The Committee shall determine the eligibility of Participants in accordance with the provisions of the Plan. The Committee may require each Participating Employer to certify to it such data with respect to employees or Participants who are or may be eligible for benefits under the Plan (including, without limitation, dates of birth, marital status, dates of entry into employment, Hours of Service and compensation), and such data relating to the Participating Employer, as the Committee may deem appropriate from time to time in order properly to administer the plan. In determining Disability, the Participating Employer shall require as proof thereof evidence of receipt of Social Security disability benefits.

                  11.11. Certification of Data. Any certification by a Participating Employer of information required or permitted to be certified pursuant to the

Plan shall be conclusive on all parties in interest; provided, however, that whenever any employee, Participant, former Participant or Beneficiary proves to its satisfaction that the period of employment or Hours of Service or compensation or date of birth or marital status or other data as so certified is incorrect, the Participating Employer may correct such certification where it deems this action appropriate in the circumstances.

                  11.12. Indemnity of Board of Directors and Committee Members. The members of the Board of Directors, the members of the boards of directors of each other Participating Employer, the members of the Executive Committee of the Board of Directors, the members of the Committee and the members of the Trusts Investment Committee shall be entitled to rely on any certification furnished by a Participating Employer and upon reports or opinions furnished by any accountant, actuary, Investment Manager, investment adviser of a mutual fund which comprises an Investment Fund or legal counsel employed or retained by Fortune. The Participating Employers shall indemnify members of the Board of Directors, members of the boards of directors of each other Participating Employer, members of the Executive Committee of the Board of Directors, members of the Committee and members of the Trusts Investment Committee and any other employee who may act on their behalf, and each of them, and save them and each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

                  11.13. Indemnity for Acts of Investment Managers. The members of the Board of Directors, the members of the boards of directors of each other Participating Employer, the members of the Executive Committee of the Board of Directors, the members of the Committee and the members of the Trusts Investment Committee and any other employee who may act on their behalf, and each of them, shall be indemnified and saved harmless from all liability, joint or several, for any loss to the Trust, including any depreciation of principal or loss of income resulting from the purchase or retention of any property or any other investment action made or taken by any Investment Manager or investment adviser of a mutual fund which comprises an

Investment Fund or any such action made or taken by the Trustee acting on their instructions.

                  11.14. Non-Discriminatory Action. Whenever in the administration of the Plan action by the Board of Directors or the Committee is required or permitted with respect to eligibility or classification of employees, contributions or benefits, such action shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of employees who are officers, stockholders or highly compensated employees.

                  11.15. Plan Expenses. All reasonable expenses in connection with the administration of the Plan, including fees of the Trustee and the Special Trustee and their counsel or agents, expenses incident to investments of the Trust and the Special Trust and any Federal, State or other taxes levied against the Trust or the Special Trust, fees of accountants, actuaries, attorneys, and Investment Managers and any other proper expenses of administering the Plan as determined by the Committee, shall be paid from the Trust and the Special Trust, respectively; provided, however, that the Participating Employers may pay their respective shares of such expenses directly.

                                   ARTICLE XII

                              MANAGEMENT OF TRUSTS


                  12.01. Funds in Trusts. All the assets of the Plan shall be held in the Trust, comprising the Fortune Stock Fund, the Gallaher Fund, the Value Equity Fund, the Large-Cap Growth Equity Fund, the Small-Cap Growth Equity Fund, the International Equity Fund, S&P 500 Index Fund, the Growth-Oriented Diversified Fund, the Value-Oriented Diversified Fund, the Corporate/Government Bond Fund, the Government Securities Fund, the Short-Term Investment Fund, the Frozen Fixed Fund and the Loan Fund, or in the Special Trust, for use in accordance with the provisions of the Plan in providing benefits for Participants, former Participants and Beneficiaries. To the extent permitted by the Trust Agreement, the Trust may also hold assets of any profit-sharing plan maintained by a Participating Employer or Non-Participating Employer for use in accordance with the provisions of such plan. The assets of the Trust and the Special Trust will be held, invested and disposed of in accordance with the terms of the Trust Agreement and the Special Trust Agreement, respectively. All contributions under this Plan shall be paid to the Trustee or the Special Trustee, as the case may be, and, except as otherwise provided in Section 14.03, all assets of the Trust Fund and the Special Trust Fund allocable to the Plan, including income from investments and from all other sources, shall be retained for the exclusive benefit of Participants, former Participants and Beneficiaries, and shall be used to pay benefits to such persons or to pay expenses of administration of the Plan and the Trust and the Special Trust to the extent not paid by Fortune or another Participating Employer.

                  12.02. Trustee and Trust Agreement. The Trust shall be held by a Trustee under a Trust Agreement approved by the Board of Directors, with such powers in the Trustee as shall be provided in the Trust Agreement and in accordance with the provisions of the Plan. The Trust Agreement may provide for the administration thereunder of the funds of any other defined contribution plan established by Fortune or any other Related Employer and for the commingling of all funds administered under the Trust Agreement. The Trustee shall be such bank or trust company as may be appointed by the Board of

Directors from time to time. The Board of Directors may remove a Trustee at any time, upon reasonable notice, and upon such removal, or upon the resignation of a Trustee, the Board of Directors shall appoint a successor Trustee.

                  12.03. Special Trustee and Special Trust Agreement. The Special Trust shall be held by a Special Trustee under a Special Trust Agreement approved by the board of directors of ACCO, with such powers in the Special Trustee as shall be provided in the Special Trust Agreement and in accordance with the provisions of the Plan. The Special Trustee shall be such bank or trust company as may be appointed by the board of directors of ACCO from time to time. The board of directors of ACCO may remove a Special Trustee at any time, upon reasonable notice, and upon such removal, or upon the resignation of a Special Trustee, the board of directors of ACCO shall appoint a successor Special Trustee.

                  12.04. Investment Managers. The Executive Committee of the Board of Directors may appoint one or more investment counsel as Investment Managers of all or a portion of the Investment Funds held in the Trust and grant to each such Investment Manager full and sole authority and responsibility for the investment and reinvestment of such portion thereof as the Trusts Investment Committee so directs. The Executive Committee of the Board of Directors may remove an Investment Manager at any time, upon reasonable notice, and upon such removal, or upon the resignation of an Investment Manager, the Executive Committee of the Board of Directors may appoint another Investment Manager. The Executive Committee of the Board of Directors shall also have authority to designate mutual funds for investments of the Plan.

                  12.05. Conclusiveness of Reports. Any report of the Trustee or the Special Trustee required or permitted under the Plan shall be conclusive upon all Participants, former Participants, and Beneficiaries.

                                  ARTICLE XIII

                            AMENDMENT AND TERMINATION


                  13.01. Reserved Powers. Fortune shall have the power by action of its Board of Directors at any time and from time to time to amend, replace or terminate, in whole or in part, this Plan; provided, however, that no amendment, under any circumstances, may be adopted, the effect of which would be to: (a) revest in any Participating Employer any interest in the assets of the Plan or any part thereof or (b) decrease, either directly or indirectly, the accrued benefit of any Participant (except as permitted by Code Section 411(d)(6) and applicable regulations and rulings); except that amendments may be so made if, in the opinion of counsel for Fortune, such action is necessary to qualify, or maintain the qualification of, this Plan under the provisions of the Code. Notwithstanding the foregoing, no amendment may be adopted without the approval of the stockholders of Fortune that would increase the benefits accruing to Participants who are Employees of Fortune, increase the number of shares of Fortune Common Stock which may be issued under the Plan to Participants who are Employees of Fortune or modify the requirements as to eligibility of Employees of Fortune for participation in the Plan, provided that the Plan may be amended to increase the Fortune contribution percentage under Sections 3.01 and 4.03 to three-eighths (3/8) of one percent (1%) of Adjusted Income From Continuing Operations without the approval of the stockholders of Fortune. Notwithstanding any other provision of this Plan, each Participating Employer reserves the right to completely discontinue its contributions hereunder and its participation in this Plan at any time.

                  13.02. Plan Termination. The Plan may be terminated, completely or partially, at any time by Fortune, by action of the Board of Directors. In the event of complete termination of the Plan or upon the complete discontinuance of contributions under the Plan by all Participating Employers, and regardless of any formal corporate action, all Account Balances of all Participants shall be fully vested and nonforfeitable, after payment of all expenses of the Plan. In the event of complete termination of the Plan or upon complete discontinuance of contributions under the Plan, the

Account Balances of all Participants and former Participants shall be distributable as provided in Article VIII, except that the Committee may direct, then or at any subsequent time, forthwith distribution of all assets of the Plan to those entitled thereto at the time of such direction. In the event of partial termination of the Plan, all Account Balances of Participants as to whom the partial termination applies, and all amounts thereafter credited to the Accounts of such Participants that arise from any employer contributions for any period ending prior to or on the date of such partial termination, shall be fully vested and nonforfeitable and shall be distributable in accordance with Article VIII.

                  13.03. Plan Merger. The Plan may be merged or consolidated with, and Plan assets and liabilities may be transferred to, any other plan that is qualified under Section 401(a) of the Code, at any time upon action by the Board of Directors. In the event of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other plan qualified under Section 401(a) of the Code, provision shall be made so that each Participant in the Plan on the date thereof (if either the Plan or such other plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

                  13.04. Successor Employer. In the event of the disposition of an operating unit by Fortune or another Participating Employer whereby a successor person, firm or company shall continue to carry on all or a substantial part of its business, and such successor shall elect to carry on the provisions of this Plan in such manner as is satisfactory to Fortune, Fortune may cause the assets of the Plan allocable to the Employees of such operating unit to be transferred to the successor funding agent. In the absence of such a transfer, distribution may be made with respect to such Employees as if the date of disposition constituted the date of termination of employment of each such Employee.

                                   ARTICLE XIV

                                  MISCELLANEOUS


                  14.01.  Non-Alienation of Benefits.

                  (a) Interest Non-Transferable. Except as may be required by a Qualified Domestic Relations Order, benefits under this Plan shall not in any way be subject to the debts or other obligations of any Participant, former Participant or Beneficiary, and may not be voluntarily or involuntarily sold, transferred or assigned.

                  (b) Application of Benefits. If any Participant, former Participant or Beneficiary or other person having an interest in or under this Plan or the Trust or the Special Trust shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan or interest in the Trust or the Special Trust, then such benefit or interest shall cease and determine, and in that event the Trustee or the Special Trustee, as the case may be, shall hold or apply it, in such shares as the Committee shall determine, to or for the benefit of such Participant, former Participant or other person, or his spouse, child, parent or other blood relative, or any of them, or to such other person or persons as the Committee may determine, but the Trustee or the Special Trustee, as the case may be, shall be under no duty to see to the application of any distributions so made.

                  14.02. Action by Participating Employers. Any action by a Participating Employer regarding participation in or withdrawal from this Plan shall be evidenced by a resolution of its board of directors certified by its secretary or assistant secretary under its corporate seal. All actions taken in administration of this Plan shall be taken by the appropriate members of the Committee or officers of the Participating Employer or its other employees authorized to take such actions by such officers.

                  14.03. Exclusive Benefit. The Participating Employers shall have no right, title or interest in the assets of the Trust or the Special Trust, nor will any part of the assets of the Trust or the Special Trust at any time revert to any Participating Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants or their Beneficiaries, or for defraying Plan expenses, except as follows:

                  (a) If the Internal Revenue Service initially determines that the Plan, as applied to any Participating Employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the Trust or the Special Trust attributable to contributions made by that Participating Employer under the Plan shall be returned to that Participating Employer within one (1) year of the date of denial of qualification of the Plan as applied to that Participating Employer.

                  (b) If a contribution or a portion of a contribution is made by a Participating Employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed to the Trust or the Special Trust by that Participating Employer and, after having been reduced by any losses of the Trust or the Special Trust attributable thereto, shall be returned to that Participating Employer within one (1) year of the date the amount is paid to the Trust or the Special Trust.

                  (c) Each contribution made by a Participating Employer is conditioned upon the deductibility of such contribution as an expense for Federal income tax purposes and, therefore, to the extent that the deduction for a contribution made by a Participating Employer is disallowed, then such contribution, or portion of a contribution, after having been reduced by any losses of the Trust or the Special Trust attributable thereto shall be returned to that Participating Employer within one year of the date of disallowance of the deduction.

                  14.04. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular.

                  14.05. Right to Discharge. Every Employee and Participant shall be subject to dismissal from the service of every and all Related Employers to the same extent as if this Plan had never been created.

                  14.06. Absence of Guaranty. No Participating Employer in any way guarantees the Trust or the Special Trust against loss or depreciation. The liability of the Trustee or the Special Trustee or the Participating Employers to make any payment or distribution under the Plan related to assets held or to be held in the Trust or the Special Trust, is limited to the available assets of the Trust or the Special Trust.

                  14.07. Headings. The headings of Articles and Sections are included solely for convenience of reference and are not intended in any way to modify or otherwise to affect the text of the Plan.

                  14.08. Governing Law. The Plan shall be governed by and administered and construed under the laws of the State of New York except to the extent that it is required to be governed by and administered and construed under the laws of the United States of America.

                                   ARTICLE XV

                                 TOP-HEAVY RULES


                  15.01.  Top-Heavy Determination.

                  (a) Top-Heavy Test. The Plan is top-heavy for a Plan Year if:

                  (1) the top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of a required aggregation group or a permissive aggregation group;

                  (2) the Plan is part of a required aggregation group, but not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group exceeds sixty percent (60%); or

                  (3) the Plan is part of a required aggregation group and part of a permissive aggregation group and the top-heavy ratio for every permissive aggregation group exceeds sixty percent (60%).

                  (b) Top-Heavy Ratio. The top-heavy ratio is a fraction:

                  (1) the numerator of which is the sum of the present value of accrued benefits under the aggregate defined benefit plan or plans for all key employees (including any part of the accrued benefit distributed in the five (5) year period ending on the determination date(s)) and the sum of account balances under the aggregate defined contribution plan or plans for all key employees as of the determination date(s); and

                  (2) the denominator of which is the sum of the present values of accrued benefits under the aggregate defined benefit plan or plans (including any part of the accrued benefit distributed in the five (5) year period ending on the determination date(s)) for all Participants and the sum of the account balances under the aggregate defined contribution plan or plans for all Participants as of the determination date(s).

Both the numerator and the denominator are determined in accordance with Section 416 of the Code and the applicable regulations. The account balances under a defined contribution plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance made in the five
(5) year period ending on the determination date. The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12) month period ending on the determination date, except as provided in Section 416 of the Code and the applicable regulations for the first and second plan years of a defined benefit plan. The account balances and accrued benefits will be disregarded if the Participant:

                  (1) is not a key employee but was a key employee in a prior year; or

                  (2) has not been credited with at least one Hour of Service with any Related Employer at any time during the five (5) year period ending on the determination date.

The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with
Section 416 of the Code and the applicable regulations. Proportional subsidies and nondeductible employee contributions are ignored in computing the top-heavy ratio. Nonproportional subsidies are considered in computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated using the determination dates that fall within the same calendar year.

                  (c) Required Aggregation Group. A required aggregation group consists of:

                  (1) each qualified plan of a Related Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and

                  (2) any other qualified plan of a Related Employer which enables a plan described in subparagraph (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

                  (d) Permissive Aggregation Group. A permissive aggregation group consists of:

                  (1)  the required aggregation group; and

                  (2) any other plan or plans of the Related Employers which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  (e) Key Employee. A key employee is any employee or former employee of a Related Employer (and the beneficiaries of such employee) who at any time during the determination period was:

                  (1) an officer of a Related Employer with annual compensation exceeding fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code;

                  (2) an owner (or considered an owner under Section 318 of the Code) of one of the ten (10) largest interests in a Related Employer if the individual's annual compensation exceeds the dollar limitation;

                  (3)  a five percent (5%) owner of a Related Employer; or

                  (4) a one percent (1%) owner of a Related Employer with annual compensation exceeding one hundred fifty thousand dollars ($150,000).

                  (f) Non-Key Employee. A non-key employee is an employee of a Related Employer who is not a key employee, including an employee who is a former key employee.

                  (g) Determination Period. The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

                  (h) Determination Date and Valuation Date. For the first Plan Year, December 31, 1995 is the determination date and the valuation date. For any other Plan Year, the last day of the preceding Plan Year is the determination date and the valuation date.

                  (i) Accrual Method. Solely for determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy the accrued benefit of an employee of a Related Employer other than a key employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the group, or (2) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of
Section 411(b)(1)(C) of the Code.

                  15.02. Minimum Vesting. Notwithstanding the provisions of
Article VII, if the Plan is top-heavy in any Plan Year, each Participant who has an Hour of Service in such Plan Year shall have and retain a one hundred percent (100%) vested interest in his Account Balances if he has at least three (3) years of Vesting Service.

                  15.03. Minimum Contributions. Notwithstanding any other provision of this Plan to the contrary, for any Plan Year for which the Plan is top-heavy, unless a Participant who is a non-key employee accrues a benefit under a retirement plan of a Related Employer for such Plan Year of not less than two percent (2%) of his average annual compensation during the five (5) consecutive years of his Vesting Service during which his compensation was the greatest multiplied by his years of Vesting Service not in excess of ten (10) (disregarding any years after the last Plan Year with respect to which the Plan is top-heavy), each Participating Employer shall make such additional contributions as shall be necessary to provide contributions for each Employee eligible to participate under Article II who is not a key employee equal to three percent (3%) of that Participant's compensation; provided that such contribution need not exceed the greatest contribution for any key employee for such Plan Year. The minimum contribution under this Section 15.03 shall apply even though under other Plan provisions the Employee would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because:

                  (1) the individual failed to complete one thousand (1,000) Hours of Service;

                  (2) the individual failed to make mandatory contributions to the Plan; or

                  (3) the individual's compensation is less than a stated amount.

If an Employee is eligible to participate under Article II and is not a key employee, then, with respect to any Plan Year in which this Plan is top-heavy and the Employee is similarly eligible to participate in a defined benefit plan sponsored by Fortune or a Related Company which is also top-heavy, then the appropriate Participating Employer shall make such additional contribution to this Plan as shall be necessary to provide a contribution to such Employee equal to five percent (5%) of that Employee's compensation, unless another top-heavy coordination scheme is provided for under such defined benefit plan.

For purposes of this Article XV, the term "compensation" means compensation as defined in Section 415 of the Code.

                  15.04. Special Annual Additions Limitation. In any Plan Year for which the Plan is top-heavy, the fraction one (1.0) shall be used in place of the fraction one and one-quarter (1.25) in applying the limitations in Sections 6.04 and 6.05 to a Participant who has also participated in a qualified defined benefit plan of a Related Employer.

                  15.05. Provisions Applicable if Plan Ceases To Be Top-Heavy. If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year and a Participant has completed three (3) years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the applicable vesting schedule set forth in Section
15.02 shall continue to apply with respect to a Participant.

                                                FORTUNE BRANDS, INC.



                                                By:/s/ Steven C. Mendenhall
                                                   ---------------------------
                                                   Steven C. Mendenhall
                                                   Senior Vice President and
                                                   Chief Administrative Officer
Date:         , 1998